NORTH MCDOWELL INVESTMENTS NO. 1

                                  OFFICE LEASE


                            1179 NORTH MCDOWELL BLVD.
                              PETALUMA, CALIFORNIA

                            REGAN HOLDING CORPORATION

                               SEPTEMBER 26, 1996



                                  OFFICE LEASE

                                Table of Contents

                                                                    Page

Summary of Terms.......................................................i
Recitals...............................................................1
SECTION  1.  Lease of Premises.........................................1
SECTION  2.  Term of Lease.............................................1
SECTION  3.  Early Occupancy...........................................2
SECTION  4.  Possession; Delay in Delivery of Possession...............2
SECTION  5.  Rent......................................................3
SECTION  6.  Use.......................................................8
SECTION  7.  Utilities................................................11
SECTION  8.  Taxes....................................................11
SECTION  9.  Condition of Premises....................................14
SECTION 10.  Repairs and Maintenance..................................15
SECTION 11.  Alterations..............................................17
SECTION 12.  Entry....................................................18
SECTION 13.  Surrender of Premises; Holding Over......................19
SECTION 14.  Indemnity................................................20
SECTION 15.  Insurance................................................20
SECTION 16.  Trade Fixtures...........................................23
SECTION 17.  Communications Cables....................................23
SECTION 18.  Signs....................................................24
SECTION 19.  Damage and Destruction...................................25
SECTION 20.  Condemnation.............................................26
SECTION 21.  Assignment and Subletting................................27
SECTION 22.  Default..................................................30
SECTION 23.  Remedies.................................................31
SECTION 24.  Late Charge..............................................34
SECTION 25.  Default Interest.........................................34
SECTION 26.  Waiver...................................................34
SECTION 27.  Estoppel Certificates....................................35
SECTION 28.  Attorney Fees............................................35
SECTION 29.  Security Deposit.........................................36
SECTION 30.  Authority................................................37
SECTION 31.  Notices..................................................37
SECTION 32.  Heirs and Successors.....................................38
SECTION 33.  Partial Invalidity.......................................38
SECTION 34.  Entire Agreement.........................................38
SECTION 35.  Time of Essence..........................................38
SECTION 36.  Rent.....................................................38
SECTION 37.  Amendments...............................................38
SECTION 38.  Subordination, Nondisturbance and Attornment.............38
SECTION 39.  Merger...................................................40
SECTION 40.  Must Take Premises; Right of First Refusal...............40
SECTION 41.  Options To Extend Term...................................41
SECTION 42.  Determination Of Monthly Rent for Extension Term.........41
SECTION 43.  Tenant Improvements......................................42
SECTION 44.  Right of First Opportunity...............................43
SECTION 45.  Hazardous Substances.....................................45
SECTION 46.  Existing Rights..........................................47
SECTION 47.  Publicity................................................47
SECTION 48.  Easements................................................47
SECTION 49.  Covenants and Conditions.................................47
SECTION 50.  Recording................................................48
SECTION 51.  Transfer by Landlord.....................................48
SECTION 52.  Security Measures........................................48
SECTION 53.  Parking..................................................48
SECTION 54.  Broker...................................................49
SECTION 55.  Termination of Prior Lease...............................49
SECTION 56.  Offer....................................................49
SECTION 57.  Governing Law............................................50
Exhibit  A.  Legal Description of Property
Exhibit  B.  Description of Prior Premises
Exhibit  C.  Description of Additional Premises
Exhibit  D.  Description of Premises
Exhibit  E.  Description of Landlord's Work
Exhibit  F.  Description of Premises together with Must Take Premises


                                SUMMARY OF TERMS

Date:                             September 26, 1996

Landlord:                         North McDowell Investments No. 1, a
                                  California Limited Partnership

Tenant:                           Regan Holding Corporation, a California
                                  corporation

Rentable Area of Premises:        43,300+ rentable square feet until August 1,
                                  1998, and 53,760+ thereafter

Section 2    Term Commencement:   November 1, 1996

Section 2    Term Expiration:     October 31, 2006, unless sooner terminated in
                                  accordance with this Lease

Section 2    Lease Term:          10 years

Section 5    Monthly Rent:       Months               Monthly Rent
                                 ------               ------------
                                   1-12                $24,248.00
                                  13-21                $24,897.50
                                  22-24                $30,912.00
                                  25-36                $31,993.92
                                  37-48                $33,113.71
                                  49-60                $34,279.69
                                  61-72                $35,472.23
                                  73-84                $36,713.76
                                  85-96                $37,998.74
                                  97-108               $39,328.70
                                 109-120               $40,705.20

Section 5    Advance Rent:        $40,705.20

Section 29   Security Deposit:    $24,248.00 until August 1, 1998,
                                  and thereafter $31,993.92

Section 31   Tenant's Address for Notices:    1179 North McDowell Blvd.
                                              Petaluma, California 94954

Section 31   Landlord's Address for Notices:  P.O. Box 1433
                                              Menlo Park, CA  94026-1433


                                  OFFICE LEASE

     THIS OFFICE LEASE (this "Lease") is entered into as of September 26, 1996, by and between NORTH MCDOWELL INVESTMENTS NO. 1, a California Limited Partnership ("Landlord") and REGAN HOLDING CORPORATION, a California corporation ("Tenant").

                                    Recitals

     A.  Landlord is owner of that building and improvements
(collectively the "Building") located at 1179 North McDowell Blvd., Petaluma, California, in the County of Sonoma (the "Property") are more particularly described in Exhibit A attached hereto and incorporated herein.

     B. Tenant currently leases from Landlord a portion of the Building (the "Prior Premises") as more particularly shown cross hatched on Exhibit B attached hereto and incorporated herein pursuant to that certain Lease Agreement dated November 4, 1991 (the "Prior Lease"). The Prior Lease by its terms expires and terminates November 3, 1996.

     C. Tenant desires to lease from Landlord and Landlord desires to lease to Tenant the Prior Premises together with that certain additional portion of the Building as more particularly shown cross hatched on Exhibit C attached hereto and incorporated herein (the "Additional Premises" and together with the Prior Premises, collectively the "Premises"), which Premises constitute approximately Forty Three Thousand Three Hundred (43,300) rentable square feet of the Building as more particularly shown cross hatched on Exhibit D attached hereto and incorporated herein.

     D. Landlord desires to lease to Tenant and Tenant desires to lease from Landlord the Premises on the terms and conditions contained in this Lease.

     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

SECTION 1.  Lease of Premises.

     Landlord leases to Tenant and Tenant leases from Landlord the Premises on the terms and conditions contained in this Lease.

SECTION 2.  Term of Lease.

     The term of this Lease (the "Term") shall be for ten (10) years commencing on November 1, 1996 (the "Commencement Date"), and ending on October 31, 2006, unless sooner terminated pursuant to the terms of this Lease (the "Termination Date").

SECTION 3.  Early Occupancy.

     Notwithstanding the fact that pursuant to Section 2 of this Section the term of this Lease does not commence until November 1, 1996, all terms of this Lease shall be in full force and effect and Tenant shall have the right to enter into the portion of the Premises not occupied by Tenant as of the date of this Lease (the "Delivery Date") in order to effect Tenant's program of improvements to such space, subject to the following terms and conditions:

     (a) Tenant's entry prior to the commencement of the Lease shall be on all the terms and conditions of this Lease, other than the obligation to pay Monthly Rent;

     (b) Tenant shall provide evidence of the insurance coverage required by
Section 15 of this Lease;

     (c) Tenant shall indemnify, defend, and hold harmless Landlord and Landlord's agents, employees, and contractors against all claims, liability, and damages arising from Tenant's entry prior to the commencement of the Lease;

     (d) Tenant's entry prior to the commencement of the Lease does not constitute the commencement of the Lease and the Termination Date shall not change as result of such entry by Tenant; and

     (e) Commencing on the Delivery Date, Tenant shall pay its share of all charges and assessments for telephone, water, sewer, gas, heat, electricity, garbage disposal, trash disposal, fire sprinkler and alarm monitoring, landscaping maintenance, personal property taxes and all other utilities, taxes and maintenance charges and services of any kind that may be used on the Property based upon its actual usage or if, in Landlord's reasonable opinion, such actual usage cannot be reasonably ascertained then based upon a fraction equal to the number of rentable square feet contained in the Premises divided by the total rentable square footage of the Building.

SECTION 4.  Possession; Delay in Delivery of Possession.

     (a) Except as otherwise provided in this Lease, Tenant agrees to accept possession of the Premises in its existing "as is" condition, including but not limited to all patent and latent defects and subject to all applicable laws, ordinances, and regulations governing and regulating the use of the Property and/or the Premises and any recorded covenants, conditions, restrictions, easements, licenses or right of ways.

     (b) If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before the Commencement Date, this Lease shall not be void or voidable and no obligation of Tenant shall be affected thereby, and neither Landlord nor Landlord's agents shall be liable to Tenant for any loss or damage resulting therefrom; provided however that Monthly Rent owing hereunder shall be abated in proportion to that portion of the Premises not delivered on or before the Commencement Date for the period commencing with the Commencement Date and ending on the actual delivery of possession of such portion of the Premises by Landlord.

     (c) Landlord represents and warrants to Tenant that to the best of Landlord's knowledge, without investigation or inquiry, no latent or patent defects exist in the structure of the Building and that the heating, ventilation and air conditioning system servicing the Additional Premises is in good working order and condition as of the date of this Lease.

     (d) Nothing contained in this Section 4 shall serve to relieve Landlord from its responsibilities to maintain and repair the roof, the roof membrane, the foundation (including the slab floor), the structural walls and the roof drains, all at its sole cost and expense except however that Landlord shall have the right to include in Operating Expenses the cost of periodically cleaning the roof drains and the removal from time to time of debris from the roof.

SECTION 5.  Rent.

     (a) Tenant agrees to pay monthly rent ("Monthly Rent") as follows:

             Months                   Monthly Rent
             ------                   ------------
              1-12                     $24,248.00
             13-21                     $24,897.50
             22-24                     $30,912.00
             25-36                     $31,993.92
             37-48                     $33,113.71
             49-60                     $34,279.69
             61-72                     $35,472.23
             73-84                     $36,713.76
             85-96                     $37,998.74
             97-108                    $39,328.70
            109-120                    $40,705.20

Rent shall be payable without deduction, offset, abatement, prior notice or demand, except as may otherwise provided herein.

     (b) The Monthly Rent shall be payable in advance on the first day of each month at Landlord's address as provided herein or at such other address that Landlord may from time to time designate by written notice to Tenant. In the event that the Term commences on a date other than the first day of a calendar month, then on the date of commencement of the Term Tenant shall pay to Landlord as Monthly Rent for the period from such date of commencement to the first day of the next succeeding calendar month that proportion of the first month's Monthly Rent due hereunder which the number of days between such date of commencement and the first day of the next succeeding calendar month bears to thirty (30). In the event that the Term for any reason ends on a date other than the last day of a calendar month then on the first day of the last partial calendar month of such term Tenant shall pay to Landlord as Monthly Rent for the period from said first day of said last partial calendar month to and including the last day of the Term that proportion of that Monthly Rent then due hereunder which the number of days between said first day of said last partial calendar month and the last day of the term hereof bears to thirty (30).

     (c) Landlord currently holds the amount of Fifteen Thousand Four Hundred Dollars ($15,400.00) as the pre-payment of the last month's rent pursuant to the Prior Lease. Upon execution of this Lease, Tenant shall increase such amount to Forty Thousand Seven Hundred and Five and 20/100 Dollars ($40,705.20), which amount shall be applied toward the last payment of Monthly Rent due hereunder. Landlord shall not be required to hold such last month's payment of Monthly Rent in a segregated account or to pay Tenant interest on such payment.

     (d) In the event of a Chronic Delinquency (as hereinafter defined), at Landlord's option, Landlord shall have the right, in addition to all other remedies under this Lease and at law, to require that Monthly Rent be paid by Tenant quarterly, in advance. This provision shall not limit in any way nor be construed as a waiver of any rights and remedies of Landlord provided herein or by law in the event of delinquency. "Chronic Delinquency" shall mean failure by Tenant to pay Monthly Rent, or any other payments required to be paid by Tenant under this Lease, when due in any of three (3) months (consecutive or non-consecutive) during any twelve (12) month period.

     (e) Unless otherwise provided by this Lease, in addition to Monthly Rent Tenant shall pay to Landlord, within ten (10) business days after receipt of invoice(s) therefore, as additional rent which shall be solely calculated and determined by Landlord, Tenant's Share (as hereinafter defined) of the following:


          (i) the Taxes relating to the Property as set forth in Section 8 hereof;

          (ii) the insurance premiums relating to the Property, as set forth in
     Section 15 hereof;

          (iii) all maintenance and repair expenses relating to the Property as set forth in Section 10(i) hereof;

          (iv) reasonable costs, charges, and expenses payable by Landlord that are directly attributable to the operation, maintenance, and repair of the Building, including the following:

               (A) the cost of repairs to, and physical maintenance of, the Building, including the mechanical equipment and appurtenances, and the cost of necessary supplies, tools, materials, and equipment, which, in accordance with generally accepted accounting principles, would not be capitalized;

               (B) the cost of inspecting and servicing the Building project, including all outside maintenance contracts, such as contracts for janitorial and window cleaning; rubbish removal; exterminating; water treatment; maintenance of electrical, plumbing, and mechanical equipment and the cost of necessary materials, tools, supplies, and equipment used in connection with the maintenance of the Building;

               (C) actual costs of electricity, chilled water, water, gas fuel, or other utilities used in connection with the operation, maintenance, and repair of the Building, except to the extent otherwise billed directly to tenants of the Building;

               (D) sales, use, and excise taxes on goods and services purchased by Landlord to properly operate or maintain the Building; provided, however, that Tenant's Share generally includes only the services as are used by the Building, not prepaid services;

               (E) license, permit, and inspection fees;

               (F) reasonable legal fees, costs, and disbursements that would normally be incurred in connection with the operation of the Building, but exclusive of legal fees, costs, and disbursements (I) relating to disputes with tenants of the Building; (II) based upon Landlord's negligence or other tortious conduct; (III) relating to the enforcement of any leases other than the enforcement of lease provisions for the benefit of the tenants generally; or (IV) relating to the defense of Landlord's title to, or interest in, the Building; provided however that nothing in this Section 4(e)(iv)(K) shall prevent Landlord from recovering legal fees, costs and disbursements to which it may otherwise be entitled under this Lease;

               (G) fees for management services provided by an independent management company, or reasonable fees, based on fees charged by independent and unaffiliated management companies, for such services charged by Landlord in an amount not to exceed three percent (3%) of the gross rents generated by the Building;

               (H) the cost incurred by Landlord of any capital improvements installed or paid for by Landlord and required by any change in laws, rules, or regulations of any governmental or quasi-governmental authority having jurisdiction, provided such costs shall be amortized over the useful life of such capital improvements;

               (I) other expenses and costs reasonably necessary for the purpose of operating and maintaining the Building in a manner and condition commensurate with other buildings of a similar nature within surrounding geographic area; and

          (v) All charges, costs, expenses and other amounts which Tenant is required to pay hereunder, together with all interest, late charges, penalties, costs and expenses, including without limitation attorneys' fees, legal and accounting expenses, collection costs, and court costs, that may accrue thereto or be incurred in the event of Tenant's default, refusal or failure to pay such amounts, and all damages, costs and expenses, including but not limited to attorneys fees, which Landlord may incur by reason of any default by Tenant or failure on Tenant's part to comply with the terms of this Lease; provided however that Tenant's liability for attorneys' fees arising out of or in connection with any single default by Tenant or single failure on Tenant's part to comply with the terms of this Lease shall be limited to Three Thousand Five Hundred Dollars ($3,500.00), unless Landlord shall in connection with such default by Tenant or failure on Tenant's part to comply with the terms of this Lease file an action to cure such default or failure or to collect sums allegedly due Landlord or to terminate this Lease as a result of such default or failure in which event no such limitation shall apply.

     Amounts due from Tenant pursuant to Section 5(e)(i), Section 5(e)(ii),
Section 5(e)(iii) and Section 5(e)(iv) above are collectively referred to herein as the "Operating Expenses." As used in this Lease the term "Tenant's Share" shall mean such portion of the total cost equal to the number of rentable square feet contained in the Premises at the time of such computation divided by the total rentable square footage of the Building. Notwithstanding anything to the contrary contained in Section 5(e)(iv)(F), Tenant's Share of legal fees (but not costs) payable under Section 5(e) (iv)(F) for any lease year shall be limited to Three Thousand Five Hundred dollars ($3,500.00) per separate matter per lease year.

     (f) Notwithstanding anything else contained in Section 5(e), "Operating Expenses" shall not include:

          (i) any costs of repairing or maintaining the roof, the roof membrane, the foundation (including the slab floor), the structural walls and the roof drains other than the periodic cleaning of the roof drains and the removal of debris from the roof;

          (ii) the cost of building a new parking lot on the Adjacent Lot (as hereinafter defined);

          (iii) the cost of placing a new slurry seal on the existing parking lot located adjacent to the Building;

          (iv) the cost of completing those items identified on Exhibit E attached hereto and incorporated herein;

          (v) property taxes to the extent Tenant's Share is otherwise passed through under this Lease;

          (vi) leasing commissions, attorney fees, costs, disbursements, and other expenses incurred in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or other occupants of the Building;

          (vii) the costs incurred by Landlord in the construction of tenant improvements required to be constructed by Landlord under any lease;

          (viii) the costs, including permit, license, and inspection fees incurred in renovating or otherwise improving or decorating, painting, or redecorating vacant space or space for other tenants or occupants of the Building;

          (ix) Landlord's cost of any service sold to other tenants or occupants of the Building for which Landlord is entitled to be directly reimbursed from such tenant or occupant, other than amounts passed through as operating expenses under a lease with such tenant or occupant;

          (x) the costs incurred by Landlord for alterations or additions that are considered capital improvements and replacements under generally accepted accounting principles; provided, however, that the annual amortization of these costs is generally includable in "operating expenses";

          (xi) any depreciation and amortization of the Building other than the depreciation and amortization otherwise allowed hereunder;

          (xii) costs of a capital nature, including capital improvements, capital repairs, capital equipment, and capital tools as determined in accordance with generally accepted accounting principles; provided, however, that the annual amortization of these costs is generally includable in "operating expenses";

          (xiii) the cost of services or improvements which are not provided to Tenant but which are provided to other tenants or occupants of the Building; and

          (xiv) the interest on debt or the amortization payments or increases in interest or debt on any mortgages or changes in deeds of trust or any other debt for borrowed money.

     (g) The Operating Expenses shall be paid in accordance with the following procedures. Prior to the commencement of each year of the Term or as soon thereafter as practicable, Landlord shall give Tenant notice of its estimate of the Operating Expenses for the ensuing year of the Term. On or before the first day of each month during the ensuing year of the Term, Tenant shall pay to Landlord 1/12 of such estimated amount, provided that if such a notice is not given prior to the commencement of the ensuing year of the Term, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such notice is given. If at any time or times it appears to Landlord that the actual Operating Expenses for the current year of the Term will vary from its estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for such year, and subsequent monthly payments by Tenant for such year shall be based upon such revised estimate.

     (h) Within ninety (90) days after the close of each calendar year of the Term or as soon after such 90-day period as practicable, Landlord shall deliver to Tenant (collectively the "Operating Statement") (i) a statement of the Operating Expenses for such calendar year showing in reasonable detail the actual Operating Expenses incurred by Landlord, certified by Landlord, which certified statement shall be final and binding upon Landlord and Tenant, together with copies of all billings, invoices and other support for such Operating Expenses and (ii) a statement of the payments made by Tenant under
Section 5(g) above for such year. If on the basis of such statements Tenant owes an amount that is less than the estimated Operating Expenses for such year previously made by Tenant, Landlord at its election shall either promptly refund the amount of the overpayment to Tenant or credit such excess against Tenant's subsequent obligations to pay Rent. If on the basis of such statements Tenant owes an amount that is more than the estimated Operating Expenses for such year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statements.

     (i) Tenant shall have sixty (60) days following the delivery by Landlord of the Operating Statement to object in writing to such Operating Statement, such objection to set forth in detail the particulars of such objection. In the event that Tenant objects to such Operating Statement, Tenant and Landlord shall immediately meet and endeavor to resolve such objection. If such objection is not resolved to Tenant's satisfaction within thirty (30) days following the delivery by Tenant of such objection, Tenant may cause an audit of Landlord's records regarding the Operating Statement by independent local or regional certified public accountants of established and good reputation reasonably satisfactory to Landlord and Tenant. In the event, such audit results in a decrease in Tenant's Share of Operating Expenses in excess of 10% of the original amount billed by Landlord for the preceding calendar year, Landlord shall be solely responsible for the cost of such audit, otherwise such audit shall be performed at the sole cost and expense of Tenant. In the event Tenant fails to object in writing to any Operating Statement within sixty (60) days following the delivery by Landlord of the Operating Statement, such Operating Statement shall be deemed to be binding on Tenant and Tenant shall be deemed to have waived any objection thereto.

     (j) In the event of failure by Tenant to pay any additional rent in accordance with the terms hereof, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of Monthly Rent.

     (k) Notwithstanding the foregoing, from and after the commencement of the second year of the Term, Tenant shall have the right to assume direct responsibility for the payment of the Operating Expenses. In such event, Landlord shall no longer collect as additional rent pursuant to Section 5(g) hereof such Operating Expenses and furthermore shall no longer be required to provide to Tenant statements regarding such Operating Expenses as required by
Section 5(h). Tenant shall provide Landlord such evidence from time-to-time as Landlord may require reflecting the timely payment of such Operating Expenses. If at any time Landlord determines that Tenant has failed to pay any Operating Expenses as and when due, Landlord may, but shall not be required to, pay such Operating Expense and Tenant shall pay to Landlord as additional rent the amount necessary to reimburse Landlord for such payment together with applicable interest thereon within five (5) days following delivery by Landlord of Landlord's notice of such payment by it and may, upon notice to Tenant elect to resume payment of the Operating Expenses in which event such Operating Expenses paid by Landlord shall be subject to collection as provided in Section 5(g) and reporting as provided in Section 5(h).

SECTION 6.  Use.

     (a) Tenant will occupy and use the Premises for general office and for no other use. Tenant agrees not to use the Premises for any immoral or unlawful purpose. Landlord agrees that, subject to Section 18 and to the prior reasonable review and approval by Landlord and compliance with all applicable governmental requirements, including but not limited to the American with Disabilities Act, and any signing criteria in any covenants, conditions, and restrictions recorded prior to the date of this Lease, Tenant may erect and maintain on the Premises and the building and improvements any signs advertising Tenant's business, as Tenant may reasonably desire.

     (b) Tenant shall not commit any acts on the Premises, nor use the Premises in any manner that will increase the existing rates for or cause the cancellation of any fire, liability, or other insurance policy insuring or hereinafter insuring the Premises or the improvements on the Premises. Except as otherwise provided in this Section 6(b), Tenant shall, at Tenant's sole cost and expense, comply with all requirements of Landlord's insurance carriers that are necessary for the continued maintenance at reasonable rates of fire and liability insurance policies on the Premises and the improvements on the Premises; provided however that in the event such compliance would result in capital repairs or improvements to the Property, Landlord shall effect such compliance and Tenant shall pay to Landlord as additional rent each month a portion of the cost of such improvement equal to Tenant's Share of the cost of such repair or improvement amortized over the useful life of such repair or improvement. Notwithstanding the foregoing, in lieu of making modifications to the Premises or the Building to cause the Premises or the Building to comply with the requirements of any insurance carrier, Tenant shall have the right to pay any increase in premium charged by Landlord's carrier on any fire or other liability policy provided such right may be exercised only if permitted by the carrier without termination of such policy and further provided that such increase shall not absent the agreement of any other tenant(s) be prorated among the tenants of the Building but shall be borne solely by Tenant.

     (c) Tenant shall not allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance, either private or public, in, on or about the Premises. No sale by auction shall be permitted on the Premises without Landlord's prior written consent. Tenant shall not place any loads upon the floors, walls, ceiling or roof which might endanger or damage the structure: nor place or spill, nor suffer to be placed or spilled, any harmful substances or Hazardous Substances in the drainage system of the Building, nor on the Premises, the Building nor the Property; nor overload any electrical, mechanical, plumbing, sprinkler, or other systems. No waste materials or refuse shall be permitted to remain upon any part of the Premises nor outside of the Building in which the Premises are a part, except in trash container(s) placed inside exterior enclosures approved by Landlord for that purpose, or inside of the Building proper where designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored or permitted to remain on the roof (other than air conditioning units) nor outside the Premises. Tenant shall not place anything or allow anything to be placed near any window or door which may appear unsightly from outside the Premises. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant covenants and agrees that no diminution of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) nor use of the Building by other occupants nor use of neighboring buildings or areas by others shall in any way affect this Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant. Tenant shall comply with any covenant, condition or restriction affecting the Premises, which covenant, condition or restriction is of record as of the date of this Lease or as to covenants, conditions or restrictions not of record as of the date of this Lease, only such covenants, conditions or restrictions which do not materially and adversely affect the Tenant's occupancy or use of the Premises. The provisions of this Section are for the benefit of Landlord only and shall not be construed to be for the benefit of any other person, or occupant of the Premises.

     (d) Except as otherwise provided in Section 6(e), Tenant shall, at Tenant's sole cost, promptly comply with all laws, statutes, ordinances, rules, regulations, orders, recorded covenants and restrictions, and requirements of all municipal, state, and federal authorities now or later in force, including, but not limited to, all provisions of the Americans with Disabilities Act (the "ADA"), all seismic retrofitting and other earthquake protection measures being required by any governmental entity with regard to the Premises, any requirements of Title 24 of the California Code of Regulations, the requirements of any board of fire underwriters or other similar body now or in the future constituted, and the direction or occupancy certificate issued by public officers (collectively the "Legal Requirements"), insofar as they relate to the condition, use, or occupancy of the Premises, the construction of the Tenant Improvements (as hereinafter defined) and the construction of any future Alterations (as hereinafter defined), including but not limited to the correction or remediation of a violation arising out of or in connection with the construction of Tenant Improvements or other Alterations done by or on behalf of Tenant or which violation arises out of or results from the actions of Tenant or any of Tenant's contractors, employees, licensees, invitees or agents. Except in such circumstances where Tenant's compliance with Legal Requirements arises in connection with the correction or remediation of a violation arising out of or in connection with the construction of Tenant Improvements or other Alterations done by or on behalf of Tenant or which violation arises out of or results from the actions of Tenant or any of Tenant's contractors, employees, licensees, invitees or agents, if Tenant's compliance with Legal Requirements results in capital repairs or improvements to the Property, Landlord shall effect such compliance and Tenant shall pay to Landlord as additional rent each month a portion of the cost of such improvement equal to Tenant's Share of the cost of such repair or improvement amortized over the useful life of such repair or improvement. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant that Tenant has violated any Legal Requirement in the condition, use, or occupancy of the Premises, will be conclusive of that fact as between Landlord and Tenant.

     (e) Except in such circumstances where Tenant's compliance with Legal Requirements arises in connection with the correction or remediation of a violation arising out of or in connection with the construction of Tenant Improvements or other Alterations done by or on behalf of Tenant or which violation arises out of or results from the actions of Tenant or any of Tenant's contractors, employees, licensees, invitees or agents, Landlord shall, at its sole cost and expense, be responsible for compliance with Legal Requirements to the extent that such compliance requires (i) physical modifications to the foundation, roof, roof membrane, parking lot, sidewalks, structural walls or other structural elements of the Building, (ii) physical modifications to tenant improvements existing in the Prior Premises as of the date of this Lease, except as such modifications may relate to the nature or placement of Tenant's furnishings, fixtures or equipment, or (iii) physical modifications to the bathrooms existing in the Additional Premises on the date of this Lease.

SECTION 7.  Utilities.

     Tenant shall pay promptly (as the same becomes due) directly to the entity or authority providing and/or billing the same (or reimburse the entity paying for the same as the case may be), all charges for water, gas, electricity, telephone, telex and other electronic communication service, sewer service, waste and refuse collection, and any other utilities, materials or services furnished directly or indirectly to, for the benefit of and/or used by Tenant on or about the Premises during the Term, including without limitation any charges hereinafter imposes. In the event above charges also apply jointly to other tenant(s) of Landlord where there is a common meter or common usage with other tenant(s), Tenant shall allocate, adjust, reimburse and/or pay such charges on a temporary or permanent basis (as the case may be) directly with such other tenant(s); failing such direct allocation or adjustment, such charges may (at Landlord's option) be allocated to the Premises by square footage or other equitable basis as calculated and determined solely by Landlord. Except as otherwise provided in this Section 7, Landlord shall not be liable for billings, payment, advancement of money for payment, or reimbursement to others for or with respect to any of the above services, materials, or charges, and Tenant shall not be entitled to any abatement or reduction of Rent by reason of any interruption or failure of utilities, material, or services to the Premises during the Term, except and to the extent that such interruption or failure of utilities, material, or services to the Premises results from the gross active negligence or willful misconduct of Landlord or any of Landlord's partners, agents or employees. Notwithstanding the foregoing, Landlord agrees that in the event other tenant(s) fail to pay or reimburse, as the case may be, Tenant for electrical usage properly allocable to such other tenant(s) within thirty (30) days following receipt by such other tenant(s) of an invoice therefor from Tenant, Tenant shall be entitled to a credit against Monthly Rent equal to the amount unpaid by such tenant(s).

SECTION 8.  Taxes.

     (a) Within ten (10) business days after receipt of an invoice from Landlord, Tenant shall, as additional rent, reimburse Landlord for all Taxes (as hereinafter defined) and increases in Taxes which result from reassessment of the Property due to changes in ownership thereof during the Term or which result from the reassessment of the Property due to the improvement thereof subsequent to the Delivery Date, and all installments of assessments that are due or become due from and after the Delivery Date and on or prior to the expiration or sooner termination of this Lease. In the event the Premises consist of only a portion of the entire parcel being taxed, Tenant shall pay to Landlord the proportionate share of such Taxes allocated to the Premises during the Term by square footage or other reasonable basis as calculated and determined solely by Landlord. Notwithstanding the foregoing, Tenant shall not be responsible for any taxes in the nature of estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income taxes imposed on Landlord's income from all sources. As used herein the term "Taxes" shall mean and include (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including, without limitation, all installments of principal and interest required to pay any general or special assessments of public improvements, and any increases resulting from reassessments caused by any change in ownership of the Premises or otherwise) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy, or use of all or any portion of the Property (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein; any improvements located within the Premises (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Premises; and landscaping areas, walkways, parking areas, public utilities, or energy within the Premises; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Premises, provided however that Taxes shall not include any charges, levies or fees imposed by reason of the environmental contamination of the Property by any party other than Tenant, its agents, employees, contractors, officers, directors, partners, licensees or invitees; (iii) any and all permit, inspection, and license fees, and other public charges of whatever nature that are assessed against the Property or arise because of the occupancy, use, or possession of the Property (including but not limited to taxes on, or which shall be measured by, any rents or rental income, taxes on personal property, whether of Landlord or Tenant); and (iv) all costs and fees (including reasonable attorney's fees) incurred by Landlord or Tenant in reasonably contesting any Tax and in negotiation with public authorities as to any Tax. If at any time during the Term the taxation or assessment of the Premises prevailing as of the Commencement Date shall be altered so that in lieu of or in addition to any Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (x) on the value, use or occupancy of the Premises or Landlord's interest therein or (y) on or measured by the gross receipts, income or rentals from the Premises, on Landlord's business of leasing the Premises, or based on vehicular ownership, parking, employment, production or the like, or computed in any manner with respect to the operation of the Premises, then any such tax or charge, however, designated, shall be included within the meaning of the term "Taxes" for purposes of this Lease. If any Tax is based in part upon property or rents unrelated to the Premises, then only that part of such Tax that is fairly allocable to the Premises shall be included within the meaning of the term "Taxes." Notwithstanding the foregoing, the term "Taxes" shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources.

     (b) Tenant shall pay directly to the public authorities charged with the collection on or before the last day on which payment may be made without penalty or interest, as additional rent, all taxes, permit, inspection, and license fees, and other public charges of whatever nature that are assessed against personal property or trade fixtures owned by Tenant or others and/or placed by Tenant in or about the Premises, and any interest or penalties applicable thereto (if any) for non-payment or late payments, arising subsequent to the Delivery Date, and all installments of assessments that are due or become due from and after the Delivery Date and on or prior to the expiration or sooner termination of this Lease.

     (c) All Taxes levied on the Premises for the tax year in which the Delivery Date falls shall be appropriately prorated between Landlord and Tenant, so that Tenant's Share will reflect the portion of that tax year after the Delivery Date. Taxes levied on the Premises for the tax year in which the Termination Date occurs shall be similarly prorated between Landlord and Tenant to reflect the period of Tenant's possession of the Premises during that tax year.

     (d) Notwithstanding anything to the contrary contained in this Section, Tenant shall have the right to contest or appeal the validity or the legality of any Tax (including penalties and interest), so long as Tenant diligently and in good faith pursues such contest or appeal to fruition; provided however, that notwithstanding Tenant's desire to contest or appeal the validity or the legality of any Tax, Landlord shall have the right in its sole discretion to pay such Tax and Tenant shall, as a condition precedent to its right to contest or appeal the imposition of any Tax, reimburse Landlord for such Tax in accordance with Section 8(a). Any proceedings for contesting or appealing the validity, legality, or amount of any tax, assessment, imposition, or charge, or to recover any tax, assessment, imposition, or charge paid by Tenant, may be brought by Tenant in the name of Landlord or in the name of Tenant, or both, as Tenant deems advisable. Landlord agrees that Landlord will, upon the reasonable request of Tenant, execute or join in the execution of any instrument or document necessary in connection with any proceeding. However, if any proceedings are brought by Tenant, Tenant agrees to indemnify, defend and hold Landlord harmless for all reasonable loss, cost, or expense that may be imposed on Landlord in connection with the proceeding. In any event, Tenant shall notify Landlord in advance of any Tax contest proceedings that Tenant intends to initiate, and shall then inform Landlord of all significant developments in the proceedings as they may occur. Upon the successful conclusion of any such contest or appeal, Landlord agrees to, at Landlord's sole discretion, either (i) pay over to Tenant such amounts as shall be returned to Landlord in connection with such appeal or contest or (ii) apply such amounts as shall be returned to Landlord in connection with such appeal or contest to amounts then owing from Tenant to Landlord under this Lease.

     (e) If Tenant has not paid any Tax required by this Lease to be paid by Tenant before its delinquency, or if a Tax is contested by Tenant and that Tax has not been paid within thirty (30) days after a final determination of the validity, legality, or amount of the Tax, then Landlord may, but shall not be required to, pay and discharge the Tax. If a Tax is paid by Landlord, the amount of that payment shall be due and payable to Landlord by Tenant with the next succeeding rental installment, and shall bear interest at the lesser of ten percent (10%) per annum or the highest rate allowed by law from the date of the payment by Landlord until repayment by Tenant.

     (f) If any assessments for local improvements become a lien after the Commencement Date, Tenant shall pay only the installments of the assessments that become due and payable during the Term. On the request of Tenant, Landlord agrees to cooperate or join with Tenant in any application that may be necessary to permit the payment of the assessments in installments.

     (g) Notwithstanding the foregoing, Landlord agrees that Tenant shall not be obligated to pay any increase in Taxes resulting from the transfer by Landlord to an entity in which the named landlord herein or any of its shareholders, partners or principals holds an ownership interest.

     (h) Landlord represents and warrants that, to the best of its knowledge, without investigation or inquiry, and except as may be disclosed by the secured property tax bill for the 1995-1996, a copy of which has been provided to Tenant, no assessments are currently assessed against the Building.

SECTION 9.  Condition of Premises.

     (a) Except as may be set forth on Exhibit E attached hereto, Tenant hereby accepts the Premises, the Building and any improvements and equipment located thereon or therein in their present "as-is" condition and, except as otherwise may be set forth herein, without representation or warranty by Landlord as to the condition of such Premises, Building, improvements or equipment or as to the use of occupancy which may be made thereof.

     (b) Landlord agrees to use reasonable and best efforts to repair the items described on Exhibit E within ninety (90) days following the execution of this Lease and in any case to complete such repairs within one-hundred and eighty
(180) days, provided however that if it is not feasible or practical to effect repair of any item within the time frame required herein due to the seasonal nature of such item, Landlord agrees to undertake an investigation and diagnosis of such item promptly following the receipt of notice from Tenant as the reoccurrence of such seasonal item and shall immediately commence repair of such item and diligently pursue such repair until completion. Furthermore, as to the Additional Premises, Landlord agrees to deliver such portion of the Premises to Tenant upon the execution of this Lease, together with the electrical system, the plumbing, the fire sprinkler system, the lighting, the windows, the interior ceiling and walls, and the floor, but excluding the HVAC system, in good working order and condition with the interior being free of leaks and water damage, provided however that Landlord's obligations with regard to the HVAC system shall be as set forth in Section 43(b) hereof. In addition, on or before September 1, 1998, Landlord shall cause the Must Take Premises together with the electrical system, the plumbing, the fire sprinkler system, the lighting, the windows, the interior ceiling and walls, and the floor, but excluding the HVAC system, to be in good working order and condition with the interior being free of leaks and water damage.

     (c) In addition to Landlord's obligations under Section 9(b) hereof, Landlord agrees to install within ninety (90) days after the execution of this Lease a "clean-out" in the main sewer line running connecting the Building to the city sewer system.

SECTION 10.  Repairs and Maintenance.

     (a) Tenant shall, at Tenant's sole expense, keep and maintain the Premises, including without limitation, interior walls, heating, ventilation and air conditioning systems, operating systems, sidewalks, parking lots, fire sprinklers, alarms, all windows (interior and exterior), window frames, plate glass and glazing, truck doors, plumbing systems (such as water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), electrical systems (such as panels, conduits, outlets, lighting fixtures, lamps, bulbs, tubes and ballasts), heating and air conditioning systems (such as compressors, fans, air handlers, ducts, mixing boxes, thermostats, time clocks, boilers, heaters, supply and return grills), interior surfaces of the Premises, store fronts, down mechanisms, latches, locks, skylights (if any), fire extinguishing systems and equipment, and all other interior improvements of any nature whatsoever, all exterior improvements including but not limited to sidewalks, driveways, parking lots, landscaping areas, sprinkler systems, lighting, signs, fountains, waterways, drains and landscaping that are part of or adjoin the Premises in good and clean condition and repair, including without limitation replacements as needed thereof, and to deliver to Landlord physical possession of the Premises at the termination of this Lease or any sooner expiration thereof, in good condition and repair, reasonable wear and tear excepted. All repairs and replacements required of Tenant shall be promptly made with new materials of like kind and quality. If the work affects the structural elements of the Premises or if the estimated cost of any item of repair or replacement is in excess of Five Thousand Dollars ($5,000.00), Tenant shall first obtain Landlord's written approval of the scope of the work, the plans for the work, the materials to be used, and the contractor hired to perform the work. In the event any of the above maintenance responsibilities jointly apply to Tenant and other tenant(s) of Landlord where there is common usage with other tenant(s), such maintenance responsibilities and charges shall be performed by Landlord and Tenant shall reimburse Landlord as additional rent the cost of such maintenance responsibilities and charges as allocated to the Premises by square footage or other equitable basis as calculated and determined by Landlord. In the event that any repair or replacement shall be of a capital nature, Landlord agrees to pay for such repair or replacement provided that Tenant shall reimburse Landlord, as Operating Expenses, a portion of the cost of such repair or replacement based upon the amortization of such repair or replacement over such item's useful life as determined under generally accepted accounting standards. In the event that the repair or replacement of such item benefits other tenants in the Building, such amortization shall be shared on a pro-rata basis with such other tenant(s) on a basis reasonably determined by Landlord.

     (b) Tenant shall maintain continuously throughout the term of the Lease a service contract for the washing of all windows, both interior and exterior surfaces, in the Premises; the contract should provide for the periodic washing of all windows at least once every ninety (90) days during the term of the Lease (the "Window Washing Contract").

     (c) Tenant shall maintain continuously throughout the term of the Lease a service contract for the maintenance of all heating, air conditioning, and ventilation equipment with a licensed repair and maintenance contractor approved by Landlord; the contract should provide for periodic inspections and servicing of the heating, air conditioning, and ventilation equipment at least once every ninety (90) days during the term of the Lease (the "HVAC Contract").

     (d) Tenant shall maintain continuously throughout the term of the Lease a service contract for the monitoring of fire sprinklers and alarms located on or about the Premises with a licensed service, which contract shall, inter alia, provide for the periodic testing and if necessary replacement of the fire sprinklers and alarms located on or about the Premises (the "Life Safety Contract").

     (e) Within ten (10) days of the Delivery Date, Tenant shall provide copies of the Window Washing Contract, the HVAC Contract and the Life Safety Contract to Landlord.

     (f) If at any time during the Term, including renewals or extensions thereof, Tenant fails to maintain the Premises, make any repairs or replacements as required by this Section or maintain service contracts required by this Section, Landlord shall have the right to, but shall not be required to, enter the Premises and perform the maintenance or make the repairs or replacements or enter into appropriate service contracts, as the case may be, all for the account of Tenant and any sums expended by Landlord in so doing, together with interest at the lesser of ten percent (10%) per annum or the highest rate allowed by law, shall be deemed additional rent and shall be immediately due from Tenant on demand of Landlord.

     (g) Tenant waives the provisions of Civil Code ss.ss. 1941 and 1942 and any other law that would require Landlord to maintain the Premises in a tenantable condition or would provide Tenant with the right to make repairs and deduct the cost of those repairs from the rent.

     (h) Landlord shall, at its sole expense, maintain and, as necessary, repair the Building foundation, the exterior walls, the roof, the roof membrane and other structural elements of the Premises; provided however that Landlord shall not be responsible for any repairs to or maintenance to the building foundation, exterior walls or roof structure caused by or resulting from the actions of Tenant or any of Tenant's contractors, employees, licensees, invitees or agents. Tenant agrees that it shall be responsible for and shall promptly repair or replace, as necessary, any part or portion of the building foundation, the exterior walls and the roof structure of the Premises; which repair or maintenance arises out of or results from the actions of Tenant or any of Tenant's contractors, employees, licensees, invitees or agents.

     (i) Landlord shall keep and maintain the exterior of the Premises and all grounds and landscaping in good condition, and repair (collectively "Exterior Maintenance"). Within ten (10) business days after receipt of an invoice from Landlord, Tenant shall, as additional rent, reimburse Landlord for all costs incurred by Landlord in such Exterior Maintenance.

SECTION 11.  Alterations.

     (a) Tenant shall not make or allow any alterations, additions, or improvements to the Premises or any part of the Premises (collectively, "Alterations"), without Landlord's prior consent, which shall not be unreasonably withheld. Consent, however, may be conditioned upon the receipt by, and approval of, Landlord of a set of plans and specifications for the alterations no later than thirty (30) days prior to the scheduled construction of the alterations as well as the use by Tenant of a contractor or contractors acceptable to Landlord. The installation of furnishings, fixtures, equipment, or decorative improvements, none of which shall affect operating systems or the structure of the Premises shall not constitute "Alterations." All Alterations and any furnishings, fixtures, equipment, or decorative improvements remaining on the Premises after the termination or earlier expiration of this Lease shall immediately become Landlord's property and, at the termination or earlier expiration of this Lease, shall remain on the Premises without compensation to Tenant. Tenant agrees upon notice from Landlord to remove, at Tenant's sole cost and expense, any and all Alterations, furnishings, fixtures, equipment, or decorative improvements (other than floors, walls, suspended ceilings and structural walls) installed by or on behalf of Tenant prior to the termination or earlier expiration of this Lease. In the event that Landlord requires Tenant to remove any such Alterations, furnishings, fixtures, equipment, or decorative improvements and Tenant fails to cause such removal on or prior to the termination or other earlier expiration of this Lease, such failure shall be deemed a holdover under Section 13(b) of this Lease, and in addition to any other damages owing Landlord under this Section, Tenant shall owe Holdover Rent (as hereinafter defined) for each and every day of such failure. All improvements, additions, alterations, and repairs and the removal and restoration thereof, if required under this Lease, shall be performed in accordance with all applicable laws and at Tenant's sole expense. Tenant will indemnify and defend Landlord for all liens, claims, or damages caused by remodeling, improvements, additions, alterations, and repairs and the removal and restoration thereof, if required under this Lease. Landlord agrees, when requested by Tenant, to execute and deliver any applications, consents, or other instruments reasonably required to permit Tenant to do this work or to obtain permits for the work.

     (b) Before any contract or subcontract is let or other agreement executed for the performance of any service, or the furnishing of any materials, and before any work of any kind or nature is commenced upon the construction of Alterations, Tenant will procure and deliver to Landlord a completion bond and a payment bond, both in form and substance satisfactory to Landlord issued by reputable surety corporations or bonding corporations qualified to do business in California, guaranteeing or otherwise assuring Landlord that the construction of the Alterations will proceed to completion with due diligence, that the reconstruction, when completed, will be fully paid for, and that the Premises will remain free of all mechanics', laborers' or materialmen's liens or claimed liens on account of any services or materials furnished or labor or work performed in connection with the construction of the Alterations.

     (c) At least ten (10) days before any construction commences or materials are delivered for any alterations that Tenant is making to the Premises, whether or not Landlord's consent is required, Tenant shall give written notice to Landlord as to when the construction is to commence or the materials are to be delivered. Landlord shall then have the right to post and maintain on the Premises any notices that are required to protect Landlord and Landlord's interest in the Premises from any liens for work and labor performed or materials furnished in making the alterations; provided, however, that it shall be Tenant's duty to keep the Premises free and clear of all liens, claims, and demands for work performed, materials furnished, or operations conducted on the Premises by or on behalf of Tenant. In the event that Tenant fails to provide Landlord with the notice required by this Section 11(b), Landlord shall have the right to cause the cessation of such construction and shall have the further right to file notices of cessation and/or completion, so as to allow the Premises to be protected from mechanic's liens. Tenant hereby irrevocably appoints Landlord its attorney-in-fact which appointment is coupled with an interest to cause such cessation and to file such notices.

     (d) Tenant will not at any time permit any mechanics', laborers', or materialmen's liens to stand against the Premises for any labor or material furnished to Tenant or claimed to have been furnished to Tenant or Tenant's agents, contractors, or subtenants, in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction or sufferance of Tenant; provided, however, that Tenant shall have the right to contest the validity or amount of any lien or claimed lien, upon giving to Landlord a bond assuring that the lien or claimed lien will be paid, when and to the extent that the lien is finally determined to be valid and owing. On final determination of the lien or claim of lien, Tenant will immediately pay any final judgment rendered, with all property costs and charges, and shall have the lien released or judgment satisfied at Tenant's sole expense. If Tenant fails to pay the judgment promptly or otherwise fails to prevent any sale, foreclosure, or forfeiture of the Premises because of a lien, Landlord shall have the right, upon five (5) days' written notice to Tenant, to pay or prevent this action, and the amount paid by Landlord shall be immediately due and payable to Landlord, and shall bear interest at the lesser of ten percent (10%) per annum or the highest rate allowed by law from the date of payment by Landlord until repayment by Tenant.

SECTION 12.  Entry.

     (a) Landlord and its agents may enter the Premises at any reasonable time upon reasonable notice to Tenant, or immediately in the case of an emergency, for the purpose of (i) inspecting the Premises; (ii) posting notices of nonresponsibility; (iii) supplying any service to be provided by Landlord to Tenant; (iv) showing the Leased Premises to prospective purchasers, mortgagees, or tenants; (v) making necessary alterations, additions, or repairs as required by this Lease or to otherwise perform Landlord's duties under this Lease; (vi) to determine whether Tenant is complying with the terms of this Lease ; (vii) performing Tenant's obligations when Tenant has failed to do so after written notice from Landlord, if required by the terms of this Lease; (vii) placing on the Leased Premises ordinary for lease signs or for sale signs; (viii) to do other lawful acts that may be necessary to protect Landlord's interest in the Premises under this Lease and (ix) responding to an emergency.

     (b) Landlord shall have the right to use any means Landlord deems necessary and proper to enter the Premises in an emergency. Any entry into the Premises obtained by Landlord in accordance with this Section shall not be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises, nor shall such entry give rise to a claim for rent abatement.

SECTION 13.  Surrender of Premises; Holding Over.

     (a) Tenant agrees on the last day of the Term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in good condition and repair (normal wear and tear excepted), including without limitation: all tile floors cleaned and waxed; all carpets cleaned and shampooed; all broken, marred, stained or non-conforming acoustical ceiling tiles replaced; all windows washed inside and out; the air conditioning and heating systems serviced by a reputable and licensed service firm, left in good operating condition and repair relative to its age as so certified to by such firm; the plumbing, electrical and lighting systems left in good order and repair, including replacement of any burned out, discolored or broken light bulbs, ballasts or lenses; the lawn, shrubs and trees in good condition including the replacement of any dead or damaged plantings; the sidewalk, driveways and parking areas in good order, condition and repair, any damaged surface or other portion having been repaired or replaced, together with all alterations, additions, and improvements which may have been made in, to, or on the Premises (except moveable trade fixtures installed at the expense of Tenant). If Tenant fails to surrender the Premises at the end of the Term or other sooner termination of this Lease, then Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. No act of conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term hereof, and acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all existing subleases or operate as an assignment or attornment to Landlord of such subleases as Landlord may elect to retain. After the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operation in the State of California, to remove the cloud or encumbrance created by this Lease from the real property containing the Premises.

     (b) At the end of the Term, or any extension, should Tenant hold over for any reason, it is agreed that in the absence of a written agreement to the contrary, that tenancy shall be from month-to-month only and not a renewal of this Lease, nor an extension for any further term. Tenant shall pay Monthly Rent in an amount equal to one hundred and fifty percent (150%) of the Monthly Rent payable for the month immediately prior to the end of the Term or any extension thereof for the first sixty (60) days of such hold over and two hundred percent (200%) of the Monthly Rent payable for the month immediately prior to the end of the Term or any extension thereof thereafter ("Holdover Rent") and the month-to-month tenancy shall be subject to every other term, covenant, and condition in this Lease that is consistent with and not contrary to a month-to-month tenancy.

SECTION 14.  Indemnity.

     (a) Tenant agrees to indemnify, defend, and hold Landlord, and Landlord's employees, agents and contractors harmless from all liability, penalties, losses, damages, costs, expenses, causes of action, claims, or judgments, including but not limited to attorneys' fees and costs, arising by reason of any death, bodily injury, personal injury, or property damage resulting from: (i) any cause occurring in or about or resulting from an occurrence in or about the Premises during the Term, (ii) act, work or things done or permitted to be done or otherwise suffered, or any omission to act, in or about the Premises by Tenant or by any of Tenant's agents, officers, directors, employees, contractors, licensees or invitees, (iii) the negligence or willful misconduct of Tenant or Tenant's agents, employees, invitees, licensees, contractors and subcontractors, wherever it occurs, or (iii) an Event of Default by Tenant. The provisions of this Section 14(a) shall survive the expiration or sooner termination of this Lease.

     (b) Except as otherwise provided in this Lease, Landlord shall not be liable to Tenant, nor shall Tenant be entitled to terminate this Lease or to any abatement of rent for any damage to Tenant's property or any injury to Tenant or any of Tenant's employees, agents, or invitees, or loss to Tenant's business arising out of any cause, other than Landlord's active gross negligence or willful misconduct, including but not limited to (i) the failure, interruption, or installation of any heating, air conditioning, or ventilation equipment; (ii) the failure, interruption, or installation of any fire sprinklers or alarms;
(iii) the loss or interruption of any utility service; (iv) the failure to furnish or delay in furnishing any utilities or services; (v) the limitation, curtailment, rationing, or restriction on the use of water or electricity, gas or any other form of utility; (vi) vandalism, malicious mischief, or forcible entry by unauthorized persons or the criminal act of any person; or (vii) seepage, flooding, or other penetration of water into any portion of the Premises. The provisions of this Section 14(b) shall survive the expiration or sooner termination of this Lease. Nothing contained in this Section 14(b) shall be deemed to relieve Landlord of a claim for damages arising out of any breach by Landlord of its obligations under this Lease.

SECTION 15.  Insurance.

     (a) Landlord agrees at all times during the Term and during any extension thereof, to purchase and keep in force policy(ies) of insurance covering loss or damage to the Premises by reason of fire (extended coverage), flood, systems breakdown and those perils included within the classification of "all risks" insurance (with sprinkler damage and other appropriate endorsements), which insurance shall be in the amount of the full replacement value of the Premises as determined by insurance company appraisers or Landlord's insurance broker, plus Landlord's liability insurance; plus rental income insurance in the amount of one hundred (100%) percent of up to twelve (12) months Monthly Rent (plus sums paid during such period as additional rent). Such coverage shall exclude routine maintenance and repairs and incidental damage or destruction caused by accidents or vandalism for which Tenant is responsible under this Lease. Tenant agrees to pay Landlord as additional rent in accordance with Section 5(e) of this Lease the cost of such insurance coverage (other than earthquake insurance); or if Tenant does not lease the entire Building, then Tenant's proportionate share of the cost of such insurance coverage (other than earthquake insurance) which shall be allocated during the Term to the Premises by building square footage or other equitable basis as calculated and determined solely by Landlord or Landlord's insurance broker. If such insurance cost is increased due to Tenant's particular use of the Premises, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for or with respect to the Premises, except for amounts specifically designated by the carrier as compensation for (i) tenant improvements installed and paid for by Tenant; (ii) Tenant's furniture, fixtures and equipment; or (iii) Tenant's moving or relocation costs.

     (b) At all times during the Lease Term and during any holdover period, Tenant, at its sole expense, shall procure and maintain the following types of insurance:

          (i) Liability and Worker's Compensation Insurance. Tenant shall, at Tenant's expense, obtain and keep in force during the Term of this Lease a policy of worker's compensation insurance and a policy of commercial general liability insurance with Broad Form Liability, and cross-liability endorsements, insuring Landlord and Tenant against any liability arising out of the use or occupancy of the Premises and all areas appurtenant thereto, including parking areas. Such insurance shall be in an amount satisfactory to Landlord of not less than $1,000,000 per occurrence, $2,000,000 annually in the aggregate for all claims. Such policy shall insure performance by Tenant of the indemnity provisions of Section 14 hereof.

          (ii) Insurance for Tenant's Personal Property; Fixtures and Equipment. "All Risk" insurance with a sprinkler damage endorsement for Tenant's personal property, inventory, alterations, fixtures, equipment, plate glass and leasehold improvements located on the Premises, in an amount not less than one hundred percent (100%) of their actual replacement value, providing coverage for risk of direct physical loss or damage including sprinkler leakage, vandalism and malicious mischief. The proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair or replace the personal property, inventory, alterations, fixtures, equipment and leasehold improvements so insured. Provided such proceeds are applied as set forth in this Section 15(b)(ii), any insurance proceeds received by Tenant under such policy shall be the sole property of Tenant, and Landlord shall have no rights thereto.

     (c) Each policy of insurance required to be carried by Tenant shall be issued by a responsible insurance company authorized to do business in California with an A.M. Best rating of at least A+. Any policy of commercial general liability insurance shall be issued in the names of Landlord, Tenant and any beneficiary under any deed of trust covering the Premises, if required by the deed of trust, as their respective interests may appear. In no event shall Landlord be a co-insured on any policy of workers compensation insurance carried by Tenant. Tenant shall deliver a certificate for each insurance policy to Landlord with all relevant endorsements. Each policy of insurance shall be primary and noncontributory with any policies carried by Landlord, to the extent obtainable, any loss shall be payable notwithstanding any act or negligence of Landlord or any of Landlord's agents, employees or contractors that might otherwise result in forfeiture of insurance, shall contain a cross liability endorsement; and shall contain a severability clause. Each insurance policy shall provide that a thirty (30) day notice of cancellation and of any material modification of coverage shall be given to all named insureds. The insurance coverage required under this Section may be carried by Tenant under a blanket policy insuring other locations of Tenant's business, provided that the Premises covered by this Lease are specifically identified as included under that policy. Tenant agrees that upon the failure to insure as provided in this Lease, or to pay the premiums in the insurance, Landlord may contract for the insurance and pay the premiums, and all sums expended by Landlord for the insurance shall be considered additional rent under this Lease and shall be immediately repayable by Tenant.

     (d) At all times during the Term and any extensions or renewals, Tenant agrees to keep and maintain, or cause Tenant's agents, contractors, or subcontractors to keep and maintain, workmen's compensation insurance and other forms of insurance as may from time to time be required by law or may otherwise be necessary to protect Landlord and the Premises from claims of any person who may at any time work on the Premises, whether as a servant, agent, or employee of Tenant or otherwise. This insurance shall be maintained at the expense of Tenant or Tenant's agents, contractors, or subcontractors and not at the expense of Landlord.

     (e) Landlord agrees that it will tender and turn over to Tenant or to Tenant's insurers the defense of any claims, demands, or suits instituted, made, or brought against Landlord or against Landlord and Tenant jointly, within the scope of this Section. However, Landlord shall have the right to approve the selection of legal counsel, to the extent that selection is within Tenant's control, which approval shall not be unreasonably withheld or delayed. In addition, Landlord shall retain the right at Landlord's election to have Landlord's own legal counsel participate as co-counsel, to the extent that claims are made that may not be covered by Tenant's insurers.

     (f) The parties hereto release each other, and their respective agents and employees, from any liability for injury to any person or damage to property that is caused by or results from any risk insured against under any valid and collectible insurance policy carried by either of the parties which contains a waiver of subrogation by the insurer and is in force at the time of such injury or damage; provided however that Tenant shall not be released from any such liability to the extent any damages resulting from such injury or damage are not covered by the recovery obtained by Landlord from such insurance. This release shall be in effect only so long as the applicable insurance policy contains a clause to the effect that this release shall not affect the right of the insured to recover under such policy. Each party shall use reasonable efforts to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party and its agents and employees in connection with any injury or damage covered by such policy. However, if any insurance policy cannot be obtained with such a waiver of subrogation, or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is to be obtained does not pay such additional cost, then the party obtaining such insurance shall notify the other party of that fact and thereupon shall be relieved of the obligation to obtain such waiver of subrogation rights from the insurer with respect to the particular insurance involved.

SECTION 16.  Trade Fixtures.

     (a) Tenant shall have the right, at any time and from time to time during the Term and any renewals or extensions, at Tenant's sole cost and expense, to install and affix on the Premises items for use in Tenant's trade or business, which Tenant, in Tenant's sole discretion, deems advisable (collectively "Trade Fixtures"). Trade Fixtures installed in the Premises by Tenant shall always remain the property of Tenant and may be removed at the expiration of the Term or any extension, provided that any damage to the Premises caused by the removal of the Trade Fixtures shall be repaired by Tenant, and further provided that Landlord shall have the right to keep any Trade Fixtures or to require Tenant to remove any Trade Fixtures that Tenant might otherwise elect to abandon.

     (b) Any Trade Fixtures that are not removed from the Premises by Tenant within thirty (30) days after the Termination Date shall be deemed abandoned by Tenant and shall automatically become the property of Landlord as owner of the real property to which they are affixed.

SECTION 17.  Communications Cables.

     Regardless of any provisions of this Lease to the contrary, Landlord and Tenant agree as follows:

     (a) Cabling and Equipment. Tenant will be responsible, at Tenant's sole cost, for the installation, maintenance, and repair of all telecommunication cabling, wiring, and risers running throughout the Premises, together with all of Tenant's telephones, telecopiers, computers, telephone switching, telephone panels, and related equipment. Tenant agrees to install, maintain, and repair the telecommunication cabling, wiring, and risers running throughout the Premises in a good and proper manner.

     (b) Right of Entry. In addition to Landlord's other rights of entry under this Lease, Landlord may enter the Leased Premises to inspect the telecommunication cabling, wiring, and risers to assure that the installation, maintenance, and repair are being performed in a good and proper manner.

     (c) Designated Provider. Tenant has informed Landlord that Tenant plans to utilize its own personnel in the installation, maintenance, and repair of the telecommunication cabling, wiring, and risers within the Premises. Tenant represents, warrants and covenants that such personnel are and at all times shall be qualified to conduct such installation, maintenance, and repair of the telecommunication cabling, wiring, and risers. In the event that Landlord in its reasonable opinion determines that the installation, maintenance, and repair of the telecommunication cabling, wiring, and risers by Tenant's personnel creates a significant risk of adversely effecting the telecommunication cabling, wiring, and risers running through the portion of the Building not occupied by Tenant, Landlord may require and Tenant agrees to have the installation, maintenance, and repair of the telecommunication cabling, wiring, and risers done by an independent contractor approved by Landlord, which approval Landlord shall give or withhold within fifteen (15) business days following the receipt by Landlord of Tenant's request therefor.

     (d) Indemnity. Tenant agrees to indemnify, release, defend, and hold Landlord harmless against any damages, claims, or other liability resulting from Tenant's installation, repair, or maintenance of the telecommunication cabling, wiring, and risers, including, but not limited to, the costs of repair.

     (e) Release. Tenant releases Landlord from all losses, claims, injuries, damages, or other liability, including, but not limited to, consequential damages, whether to persons or property and no matter how caused, in any way connected with the interruption of telecommunications services due to the failure of any telecommunications cabling, wiring, or risers. Tenant expressly waives the right to claim that any interruption constitutes grounds for a claim of abatement of rent, of constructive eviction, or for termination of the Lease.

SECTION 18.  Signs.

     Tenant shall not maintain nor permit any sign, awning, canopy, marquee, or other advertising to appear or be affixed on any exterior door, wall, or window of the Premises, except as permitted by both applicable ordinances and any conditions, covenants and restrictions covering the Premises, and then at Tenants sole cost or expense. Furthermore, Tenant shall not place any decoration, lettering, or advertising matter on the glass of any exterior window of the Premises without the prior written approval of Landlord, which approval shall not be unreasonably withheld. If Tenant maintains any sign, awning, canopy, marquee, decoration, or advertising matter in accordance with the terms of this Section, Tenant shall maintain it in good appearance and repair at all times during this Lease. At the Termination Date, any of the items mentioned in this Section that are not removed from the Premises by Tenant may, without damage or liability, be removed and destroyed by Landlord and Tenant shall be liable to Landlord for the cost of such removal and destruction.

SECTION 19.  Damage and Destruction.

     (a) If, during the Term, the Premises or other improvements located thereon or therein are damaged or destroyed, whether partially or entirely, from any insured casualty, Landlord shall, within one hundred and fifty (150) days after such casualty, substantially complete the restoration of the Premises to substantially the same condition as prior to such casualty. Landlord's obligation shall not include repair or replacement of Tenant's equipment, furnishings, fixtures or personal property. Damage to or destruction of any portion of the building, fixtures, or other improvements on the Premises by fire, the elements, or any other cause shall not terminate this Lease or entitle Tenant to surrender the Premises or otherwise affect the respective obligations of the parties, any present or future law to the contrary notwithstanding. If the existing laws do not permit the Premises to be substantially restored to substantially the same condition as they were in immediately before such casualty and Landlord is unable to get a variance to such laws to permit the restoration of the Premises within the 150-day period, then either party may terminate this Lease by giving written notice to the other party within thirty
(30) days after the expiration of such 150-day period, in which event this Lease shall terminate as of the date of such notice. Notwithstanding the foregoing, Landlord shall notify Tenant within ninety (90) days following a casualty whether Landlord shall restore or rebuild the Premises or demolish the Premises. In the event that Landlord elects to demolish the Premises rather than rebuild it, the Lease shall terminate sixty (60) days following the delivery of the notice of Landlord's election to so demolish the Premises.

     (b) If the Premises are damaged or destroyed in whole or in part by any uninsured or under insured casualty, Landlord may either: (i) restore the Premises to substantially the same condition as they were in immediately before the destruction, such restoration to be substantially completed within one hundred and fifty (150) days following the casualty, in which event this Lease shall continue in full force and effect; or (ii) elect not to so restore the Premises. In either event Landlord shall give Tenant written notice of its intention within ninety (90) days following such casualty.

     (c) If any casualty occurs to the Premises during the last six (6) months of the initial Term or within the last six (6) months of any extension thereof so that Tenant's use or occupancy of the Premises is materially impaired, either party shall have the right to terminate this Lease within thirty (30) days following such casualty.

     (d) In the event that a casualty not caused by Tenant or any of Tenant's employees, agents, contractors, officers, directors, invitees or licensees, or in the event that Landlord fails to repair and maintain as required by this Lease the roof, the roof membrane, the foundation and/or the structural walls, which casualty or failure, as the case may be, results in the material impairment of Tenant's use or occupancy of the Premises and this Lease is not terminated in accordance with the terms of this Section 19, the Monthly Rent otherwise payable by Tenant shall be abated from the date of such material impairment until the Premises are substantially repaired or restored, such abatement to be based upon the extent to which Tenant's use or occupancy of the Premises is materially impaired by such casualty or failure. Except for the abatement of Monthly Rent, all other obligations of Tenant under this Lease shall remain in full force and effect. Except for the abatement of Monthly Rent, Tenant shall have no claim against Landlord for any loss suffered by Tenant due to such casualty or any restoration or repair work undertaken as herein provided.

     (e) The provisions of California Civil Code ss.ss. 1932(2) and 1933(4), and any similar or successor statutes are hereby waived by Tenant and shall be inapplicable with respect to any damage or destruction of the Premises, such sections providing that a lease terminates upon the destruction of the Premises unless otherwise agreed between the parties to the contrary.

SECTION 20.  Condemnation.

     (a) If, during the Term or any renewal or extension, the whole of the Premises shall be taken pursuant to any condemnation proceeding, this Lease shall terminate as of 12:01 a.m. of the date that actual physical possession of the Premises is taken, and after that, both Landlord and Tenant shall be released from all obligations under this Lease.

     (b) If, during the Term or any renewal or extension, only a part of the Premises is taken pursuant to any condemnation proceeding and the effect of such condemnation is to materially impair Tenant's use or occupancy of the Premises, or if Tenant's use or occupancy is materially impaired by reason of the taking of any other property adjacent to or over the Premises pursuant to any condemnation proceeding, or if by reason of any law or ordinance the use of the Premises for the purposes specified in this Lease shall become unlawful, then and after the taking or after the occurrence of other described events, Tenant shall have the option to terminate, and the option can be exercised only after the taking or after the occurrence of other described events by Tenant giving ten (10) days' written notice to Landlord, and Monthly Rent shall be paid only to the time when Tenant surrenders possession of the Premises. Without limiting the generality of the previous provision, it is agreed that in the event of a partial taking of the Premises pursuant to any condemnation proceeding, if either (i) the number of square feet of floor area in the portion remaining after the taking is less than eighty percent (80%) of the number of square feet of floor area at the commencement of the Term or (ii) the number of square feet of parking in the portion remaining after the taking is less than eighty percent (80%) of the number of square feet of parking at the commencement of the Term, Tenant shall, after the taking, have the option to terminate this Lease on ten
(10) days' written notice to Landlord, and Monthly Rent shall be paid only to the time when Tenant surrenders possession of the Premises.

     (c) If only a part of the Premises is taken pursuant to any condemnation proceeding under circumstances that Tenant does not have the option to terminate this Lease as provided in this Section, or having the option to terminate, Tenant elects not to terminate, then Landlord shall at Landlord's expense promptly proceed to restore the remainder of the Premises to a self-contained architectural unit, and the Monthly Rent payable shall be reduced effective the date of the taking to an amount that shall be in the same proportion to Monthly Rent payable prior to the taking, as the number of square feet of floor area remaining after the taking bears to the number of square feet of floor area immediately prior to the taking.

     (d) If the whole or any part of the Premises are taken pursuant to any condemnation proceeding, then Landlord shall be entitled to the entirety of any condemnation award except that portion specifically allocable by the condemning authority, if any, to (i) tenant improvements installed and paid for by Tenant;
(ii) Tenant's furniture, fixtures and equipment; or (iii) Tenant's moving or relocation costs..

SECTION 21.  Assignment and Subletting.

     (a) Tenant shall not assign or hypothecate this Lease or any interest herein (by operation of law or otherwise) or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant or mortgage or encumber the Lease (or otherwise use the Lease as a security device) in any manner or materially amend or modify an assignment, sublease or other Transfer that has been previously approved by Landlord (each an "Transfer") without the prior written consent of Landlord which shall not be unreasonably withheld. If Tenant is a corporation, a partnership or a limited liability company, the transfer (as a consequence of a single transaction or any number of separate transactions) of fifty percent (50%) or more of the beneficial ownership interest of the voting stock of Tenant issued and outstanding as of the date hereof or partnership interests in Tenant, or ownership interests in Tenant, as the case may be, shall constitute a Transfer hereunder for which such consent is required. Further, Tenant shall not Transfer this Lease to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from merger or consolidation with Tenant, or to any person or entity which acquires all the assets as a going concern of the business of Tenant that is being conducted on the Premises, without the prior written consent of Landlord which shall not be unreasonably withheld. Any of the foregoing acts without such consent shall be void, and, at the option of Landlord, shall terminate this Lease. Notwithstanding anything to the contrary contained in this Section, provided the use of the Premises does not change, Tenant may Transfer this Lease without first obtaining Landlord's consent as follows (each a "Permitted Transfer"): (i) to a corporation, limited liability company or other entity which results from a merger, consolidation, reorganization or asset sale with Tenant in which the surviving entity (A) acquires substantially all of the assets of Tenant as a going concern, (B) assumed, or is deemed by law to be liable for all of the liabilities of Tenant and (C) has after such merger , consolidation, reorganization or asset sale a net worth not less than the greater of Tenant's net worth as of the date of this Lease or Tenant's net worth immediately preceding such merger, consolidation or other reorganization, or (ii) as a result of a sale, issuance or transfer of the capital stock of Tenant provided Tenant becomes a publicly traded corporation or other entity.

     (b) In the event that Tenant should desire to Transfer this Lease, Tenant shall provide Landlord with written notice of such desire at least sixty (60) days in advance of the effective date of such Transfer. Such notice shall include (i) the name and legal composition of the proposed sublessee or assignee, (ii) the nature of business to be conducted by the proposed sublessee or assignee in the Premises, (iii) the terms and conditions of the proposed Transfer, (iv) a current financial statement of the proposed sublessee or assignee, financial statements of proposed sublessee or assignee covering the preceding three (3) years, if they exist, and, if available, an audited financial statement of the proposed sublessee or assignee for a period ending not more than one (1) year prior to the proposed effective date of the Transfer, all of which are to be prepared in accordance with generally accepted accounting principles, (v) a statement of all consideration to be given on account of the Transfer; and (vi) any other information that Landlord requests. At any time within thirty (30) days following receipt of Tenant's notice, Landlord may by written notice to Tenant elect to (i) in Landlord's sole and absolute discretion, as to any Transfer occurring prior to August 1, 1998, terminate this Lease as to the space affected by the proposed Transfer, as of the effective date of the proposed Transfer, (ii) consent to the proposed subletting of the Premises or assignment of this Lease or (iii) disapprove of the proposed Transfer. If Landlord has the right to terminate this Lease as to the space affected by the proposed Transfer and does not elect to so terminate this Lease, Landlord shall not unreasonably withhold its consent to a proposed Transfer if Tenant is not in default under this Lease at the time Tenant requests such consent. If Landlord elects to terminate this Lease as to the space affected by the proposed Transfer, Landlord shall so notify Tenant in which event Tenant shall have the right within three (3) business days following the receipt of Landlord's notice to notify Landlord that Tenant has elected not to Transfer the Lease and has retracted its request for Landlord's consent thereto in which event, Landlord shall not terminate the Lease. Without limiting other situations in which it may be reasonable for Landlord to withhold its consent to any proposed assignment or sublease, Landlord and Tenant agree that it shall be reasonable for Landlord to withhold its consent in any one or more of the following situations: (i) if, in Landlord's reasonable judgment, the net worth of the proposed subtenant or assignee does not equal or exceed the greater of Tenant's net worth at the time this Lease is signed or Tenant's net worth immediately prior to the proposed assignment or sublease; (ii) in Landlord's reasonable judgment, the business history and reputation in the community of the proposed subtenant or assignee does not meet the standards applied by Landlord;
(iii) the proposed subtenant or assignee shall be a then existing or prospective tenant of Landlord or (iv) the proposed subtenant or assignee lacks adequate financial strength to fulfill Tenant's obligations under this Lease without the support or credit of Tenant; provided that in any event Landlord shall be entitled to exercise its right of termination in lieu of consenting to a transfer, as set forth above. In order for any Transfer to be binding on Landlord, Tenant shall deliver to Landlord, promptly after execution thereof, an executed copy of such sublease or assignment whereby the sublessee or assignee shall expressly assume the obligations of Tenant under this Lease.

     (c) Landlord and Tenant agree that fifty percent (50%) of any rent or other consideration received or to be received by or on behalf of or for the benefit of Tenant as a result of any Transfer, in excess of the aggregate of (i) the Monthly Rent and other Rent (other than amounts payable by Tenant to Landlord under this Section 21(c)) which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such sublease) and (ii) any leasing commissions paid by Tenant in connection with the entry by it into the Transfer, shall be payable to Landlord as additional rent under this Lease without affecting or reducing any other obligation of Tenant hereunder. Landlord's share of such excess rent or other consideration shall be paid by the subtenant or assignee directly to Landlord at the same time as such rent or other consideration is payable to Tenant.

     (d) Regardless of Landlord's consent, no Transfer shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent or further Transfers. In the event of default by any assignee or successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee or successor. Landlord may consent to subsequent Transfers of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant or any successor of Tenant of liability under this Lease.

     (e) Tenant shall pay to Landlord, as an additional rent, all costs and attorney fees incurred by Landlord in connection with the evaluation, processing, or documentation of any requested Transfer, whether or not Landlord's consent is granted, provided however that Tenant's liability for attorney fees so incurred shall be limited to Three Thousand Five Hundred Dollars ($3,500.00). Landlord's costs shall include the cost of any review or investigation performed by Landlord or consultant acting on behalf of Landlord of:

          (i) any Hazardous Substances used, stored, released, or disposed of by the proposed subtenant or assignee, or

          (ii) violations of any Environmental Law by the Tenant or the proposed subtenant or assignee.

     (f) Any Transfer approved by Landlord shall not be effective until Tenant has delivered to Landlord an executed counterpart of the document evidencing the Transfer is in form and substance reasonably satisfactory to Landlord.

     (g) Any attempted Transfer without Landlord's consent shall constitute an Event of Default. Landlord's consent to any one Transfer shall not constitute a waiver of the provision of Section 21 as to any subsequent Transfer or a consent to any subsequent Transfer.

SECTION 22.  Default.

     Any of the following events or occurrences shall constitute a material breach of this Lease by Tenant and, after the expiration of any applicable grace period, shall constitute an event of default (each an "Event of Default"):

     (a) The failure by Tenant to pay any amount in full when it is due under the Lease;

     (b) The failure by Tenant to perform any obligation under this Lease, which by its nature Tenant has no capacity to cure;

     (c) The failure by Tenant to perform any other obligation under this Lease, if the failure has continued for a period of ten (10) days after Landlord demands in writing that Tenant cure the failure. If, however, by its nature the failure cannot be cured within ten (10) days, Tenant may have a longer period as is necessary to cure the failure, but this is conditioned upon Tenant's promptly commencing to cure within the ten (10) day period and thereafter completing the cure within thirty (30) days after Landlord demands in writing that Tenant cure the failure. Tenant shall indemnify and defend Landlord against any liability, claim, damage, loss, or penalty that may be threatened or may in fact arise from that failure during the period the failure is uncured;

     (d) Any of the following: a general assignment by Tenant for the benefit of Tenant's creditors; any voluntary filing, petition, or application by Tenant under any law relating to insolvency or bankruptcy, whether for a declaration of bankruptcy, a reorganization, an arrangement, or otherwise; the abandonment, vacation, or surrender of the Premises by Tenant without Landlord's prior written consent; or the dispossession of Tenant from the Premises (other than by Landlord) by process of law or otherwise;

     (e) The appointment of a trustee or receiver to take possession of all or substantially all of Tenant's assets; or the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, unless the appointment or attachment, execution, or seizure is discharged within thirty (30) days; or the involuntary filing against Tenant, or any general partner of Tenant if Tenant is a partnership, of

          (i) a petition to have Tenant, or any partner of Tenant if Tenant is a partnership, declared bankrupt, or

          (ii) a petition for reorganization or arrangement of Tenant under any law relating to insolvency or bankruptcy, unless, in the case of any involuntary filing, it is dismissed within sixty (60) days; or

     (f) The abandonment of the Premises by Tenant.

SECTION 23.  Remedies.

     Upon the occurrence of an Event of Default, Landlord, in addition to any other rights or remedies available to Landlord at law or in equity, shall have the right to:

     (a) terminate this Lease and all rights of Tenant under this Lease by giving Tenant written notice that this Lease is terminated, in which case Landlord may recover from Tenant the aggregate sum of

          (i) the worth at the time of award of any unpaid rent that had been earned at the time of termination;

          (ii) the worth at the time of award of the amount by which (A) the unpaid rent that would have been earned after termination until the time of award exceeds (B) the amount of the rental loss, if any, as Tenant affirmatively proves could have been reasonably avoided;

          (iii) the worth at the time of award of the amount by which (A) the unpaid rent for the balance of the term after the time of award exceeds (B) the amount of rental loss, if any, as Tenant affirmatively proves could be reasonably avoided;

          (iv) any other amount necessary to compensate Landlord for all the detriment caused by Tenant's failure to perform Tenant's obligations or that, in the ordinary course of things, would be likely to result from Tenant's failure, including without limitation the costs and expenses incurred by Landlord for:

               (A) retaking possession of the Premises;

               (B) cleaning and making repairs and alterations (including installation of leasehold improvements, whether or not the same shall be funded by a reduction of rent, direct payment or otherwise) necessary to return the Premises to good condition and preparing the Premises for reletting, provided however that any tenant improvements necessary to prepare the Premises for reletting shall be amortized over the life of such improvements and charged to Tenant based on the then remainder of the Term hereof and in no event shall Tenant be obligated to reimburse Landlord an amount in excess of Fifty Thousand Dollars ($50,000.00) for the installation of leasehold improvements as necessary for the reletting of the Premises;

               (C) removing, transporting, and storing any of Tenant's property left at the Premises (although Landlord shall have no obligation to remove, transport, or store any of the said property);

               (D) reletting the Premises, including without limitation, brokerage commissions, advertising costs, and attorneys' fees;

               (E) attorney's fees, expert witness fees and court costs; (F) any unamortized real estate brokerage commissions paid in connection with this Lease; and

               (G) costs of carrying the Premises, such as repairs, maintenance, taxes and insurance premiums, utilities and security precautions, if any; and

          (v) all other amounts in addition to or in lieu of those previously set out as may be permitted from time to time by applicable California law.

     As used in clauses (i) and (ii) of Section 23(a), the worth at the time of award is computed by allowing interest at the rate of ten percent (10%) per annum. As used in clause (iii) of Section 23(a), the worth at the time of award is computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). As used in this Section, the term rent shall include Monthly Rent and any other payments required by Tenant under this Lease.

     (b) Continue this Lease, and from time to time, without terminating this Lease, either

          (i) recover all rent and other amounts payable as they become due or

          (ii) relet the Premises or any part on behalf of Tenant on terms and at the rent that Landlord, in Landlord's sole discretion, may deem advisable, all with the right to make alterations and repairs to the Premises, at Tenant's cost, and apply the proceeds of reletting to the rent and other amounts payable by Tenant. To the extent that the rent and other amounts payable by Tenant under this Lease exceed the amount of the proceeds from reletting, the Landlord may recover the excess from Tenant as and when due.

     (c) Upon the occurrence of an Event of Default, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises. Landlord may store the property removed from the Premises in a public warehouse or elsewhere at the expense and for the account of Tenant.

     (d) None of the following remedial actions, alone or in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given Tenant written notice that this Lease is terminated or unless a court of competent jurisdiction decrees termination of this Lease: any act by Landlord to maintain or preserve the Premises; any efforts by Landlord to relet the Premises; any re-entry, repossession, or reletting of the Premises; or any re-entry, repossession, or reletting of the Premises by Landlord pursuant to this Section. If Landlord takes any of the previous remedial actions without terminating this Lease, Landlord may nevertheless at any later time terminate this Lease by written notice to Tenant.

     (e) If Landlord relets the Premises, Landlord shall apply the revenue from the reletting as follows: first, to the payment of any indebtedness other than rent due from Tenant to Landlord; second, to the payment of any cost of reletting, including without limitation finder's fees and leasing commissions; third, to the payment of the cost of any maintenance and repairs to the Premises; and fourth, to the payment of rent and other amounts due and unpaid under this Lease. Landlord shall hold and apply the residue, if any, to payment of future amounts payable under this Lease as the same may become due, and shall be entitled to retain the eventual balance with no liability to Tenant. If the revenue from reletting during any month, after application pursuant to the previous provisions, is less than the sum of (i) Landlord's expenditures for the Premises during that month and (ii) the amounts due from Tenant during that month, Tenant shall pay the deficiency to Landlord immediately upon demand.

     (f) After the occurrence of an Event of Default, Landlord, in addition to or in lieu of exercising other remedies, may, but without any obligation to do so, cure the breach underlying the Event of Default for the account and at the expense of Tenant. However Landlord shall by prior notice first allow Tenant a reasonable opportunity to cure, except in cases of emergency, where Landlord may proceed without prior notice to Tenant. Tenant shall, upon demand, immediately reimburse Landlord for all costs, including costs of settlements, defense, court costs, and attorney fees, that Landlord may incur in the course of any cure.

     (g) No security or guaranty for the performance of Tenant's obligations that Landlord may now or later hold shall in any way constitute a bar or defense to any action initiated by Landlord for unlawful detainer or for the recovery of the Premises, for enforcement of any obligation of Tenant, or for the recovery of damages caused by a breach of this Lease by Tenant or by an Event of Default.

     (h) Except where this is inconsistent with or contrary to any provisions of this Lease, no right or remedy conferred upon or reserved to either party is intended to be exclusive of any other right or remedy, or any right or remedy given or now or later existing at law or in equity or by statute. Except to the extent that either party may have otherwise agreed in writing, no waiver by a party of any violation or nonperformance by the other party of any obligations, agreements, or covenants under this Lease shall be deemed to be a waiver of any subsequent violation or nonperformance of the same or any other covenant, agreement, or obligation, nor shall any forbearance by either party to exercise a remedy for any violation or nonperformance by the other party be deemed a waiver by that party of the rights or remedies with respect to that violation or nonperformance.

SECTION 24.  Late Charge.

     Tenant acknowledges that Tenant's failure to pay any installment of Rent, or any other amounts due under this Lease within five (5) days of the date due may cause Landlord to incur costs not contemplated by Landlord when entering into this Lease, the exact nature and amount of which would be extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises, extraordinary interest charges, penalties, collection costs, attorney(ies) and accountant(s) fees, and the like. Accordingly, if any installment of Rent, or any other amount due under the Lease is not received by Landlord as and when due, then, without any notice to Tenant, Tenant shall pay to Landlord an amount equal to ten percent (10%) of the past due amount, which the parties agree represents a fair and reasonable estimate of the costs incurred by Landlord as a result of the late payment by Tenant (the "Late Charge").

SECTION 25.  Default Interest.

     All Rent and other amounts payable by Tenant to Landlord hereunder, if not received by Landlord when and as due, shall bear interest from the due date until paid at the rate publicly announced from time to time by Bank of America, N.T.& S.A. (or any successor bank) at its San Francisco main office as its then current "Reference Rate" for short term, unsecured loans or any successor rate of interest to said Reference Rate, plus four percent (4%) per annum, but in no event shall such interest exceed the maximum rate permitted by law. Any change in said interest rate shall become effective on the same date on which a change in the Reference Rate becomes effective. Interest due pursuant to this Section shall be in addition to and not in lieu of amounts owing under Section 24 hereof. Acceptance of any late charge or interest payment shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease, at law or in equity. Notwithstanding the foregoing, Landlord agrees not to charge interest due pursuant to this Section on payments of rent received by it on or before the fifth day following the date due.

SECTION 26.  Waiver.

     Any express or implied waiver of a breach of any term of this Lease shall not constitute a waiver of any further breach of the same or other term of this Lease; and the acceptance of rent shall not constitute a waiver of any breach of any term of this Lease, except as to the payment of rent accepted.

SECTION 27.  Estoppel Certificates.

     At any time, with at least fifteen (15) days' prior notice by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord a certificate certifying:

     (a) the Commencement Date, the occupancy date and the Term;

     (b) the amount of the Monthly Rent;

     (c) the dates to which rent and other charges have been paid;

     (d) that this Lease is unmodified and in full force or, if there have been modifications, that this Lease is in full force, as modified, and stating the date and nature of each modification;

     (e) that no notice has been received by Tenant of any default by Tenant that has not been cured, except, if any exist, those defaults shall be specified in the certificate, and Tenant shall certify that no event has occurred that, but for the expiration of the applicable time period or the giving of notice or both, would constitute an Event of Default under this Lease;

     (f) that no default of Landlord is claimed by Tenant, except, if any, those defaults shall be specified in the certificate; and

     (g) other matters as may be reasonably requested by Landlord.

     Any certificate may be relied on by prospective purchasers, mortgagees, or beneficiaries under any deed of trust on the Premises or any part of it.

SECTION 28.  Attorney Fees.

     (a) If as a result of any breach or default on the part of Tenant under this Lease, Landlord uses the services of an attorney in order to secure compliance with this Lease, Tenant shall reimburse Landlord upon demand as additional rent for any and all attorneys' fees and expenses incurred by Landlord, whether or not formal legal proceedings are instituted, provided however that Tenant's liability for attorneys' fees arising out of or in connection with any single breach or default by Tenant shall be limited to Three Thousand Five Hundred Dollars ($3,500.00), unless Landlord shall in connection with such breach or default by Tenant file an action to cure such breach or default or to collect sums allegedly due Landlord or to terminate this Lease as a result of such breach or default in which event no such limitation shall apply. Notwithstanding the forgoing, Tenant shall not be liable to Landlord for attorneys' fees if Tenant prevails in an action brought in connection with breach or default on the part of Tenant under this Lease.

     (b) If any action at law or in equity or any other proceeding is brought to recover any rent or other sums under this Lease, or for or on account of any breach or alleged breach of or to enforce or interpret any of the covenants, terms, or conditions of this Lease, or for the recovery of the possession of the Premises, the "prevailing party" shall be entitled to recover from the other party as part of prevailing party's costs its actual attorney fees and other costs incurred in that action or proceeding, including, but not limited to, expert's expenses, in addition to any other relief to which they may be entitled. The "prevailing party" shall include without limitation (a) a party who dismisses an action in exchange for sums allegedly due; (b) the party who receives performance from the other party of an alleged breach of covenant or a desired remedy where that is substantially equal to the relief sought in an action; or (c) the party determined to be the prevailing party by a court of law. In addition, if either party to this Lease becomes a party to or is involved in any way in any action concerning this Lease or the Premises by reason in whole or in part of any act, neglect, fault or omission of any duty by the other party, its employees or contractors, the party subjected to said involvement shall be entitled to reimbursement for any and all reasonable attorneys' fees and costs.

SECTION 29.  Security Deposit.

     Tenant has maintained with Landlord pursuant to the Prior Lease a security deposit in the amount of Fifteen Thousand Four Hundred Dollars ($15,400.00). Tenant agrees that, on or before the execution of this Lease, Tenant shall increase the amount of the security deposit to the amount of Twenty Four Thousand Two Hundred and Forty Eight Dollars ($24,248.00), which amount shall be held by Landlord as security for the full and faithful performance of all of Tenant's covenants and obligations under this Lease (as the same may be further increased pursuant to Section 40 hereof, the "Security Deposit"), it being expressly understood and agreed that the Security Deposit is not an advance rental deposit or a measure of the Landlord's damages in case of Tenant's default. Upon the occurrence of any default by Tenant hereunder, Landlord may (but shall not be required to), from time to time and without prejudice to any other remedy provided by this Lease or by law, use the Security Deposit to the extent necessary to make good any arrears of rent or other payments or liability caused by such default or to compensate Landlord for any other loss, damage, liability or expense which Landlord may suffer by reason of Tenant's default. Tenant shall within ten (10) days after written demand therefor pay to Landlord the amount that was applied in order to restore the Security Deposit to the amount held by Landlord prior to the application. Tenant's failure to so restore the Security Deposit shall constitute an event of default under this Lease on the part of Tenant. Although the Security Deposit shall be deemed the property of Landlord, if Tenant fully and faithfully performs and observes every provision of this Lease to be performed and observed by Tenant, the Security Deposit or any then unused balance thereof shall be returned to Tenant (or at Landlord's option, to the last assignee of Tenant's interest hereunder) after the expiration of the Term and after Tenant has vacated and surrendered the Premises in accordance with the terms hereof. Tenant shall not have the right to apply this Security Deposit or any part thereof toward the payment of any Rent or sums due hereunder. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer the unused balance of said Deposit to Landlord's successor-in-interest whereupon Tenant hereby agrees to release Landlord from liability for the return of such Deposit provided such successor-in-interest agrees to return the Security Deposit to Tenant in accordance with the terms hereof. Landlord shall not be required to keep the Security Deposit separate from the general accounts of Landlord nor pay Tenant any interest thereon.

SECTION 30.  Authority.

     If Tenant is a corporation, trust, limited liability company or general or limited partnership, all individuals executing this Lease on behalf of that entity represent that they are authorized to execute and deliver this Lease on behalf of that entity. If Tenant is a corporation, limited liability company, trust, or partnership, Tenant shall, prior to the execution of this Lease, deliver to Landlord evidence of that authority and evidence of due formation, all satisfactory to Landlord. If Tenant is a partnership, Tenant shall furnish Landlord with a copy of Tenant's partnership agreement and with a certificate from Tenant's attorney, stating that the partnership agreement constitutes a correct copy of the existing partnership agreement of Tenant. Tenant agrees that it shall in a timely manner obtain all corporate and other approvals necessary to allow it to execute this Lease and carry out Tenant's obligations hereunder.

SECTION 31.  Notices.

     Except as otherwise expressly provided by law, all notices or other communications required or permitted by this Lease or by law to be served on or given to either party to this Lease by the other party shall be in writing and shall be deemed served when personally delivered to the party to whom they are directed, or in lieu of the personal service, three days following deposit in the United States Mail, certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

         if to Tenant:

         Regan Holding Corporation
         1179 North McDowell Blvd.
         Petaluma, California 94954

         if to Landlord:

         North McDowell Investments No. 1
         P.O. Box 1433
         Menlo Park, CA  94026-1433

     Either party, Tenant or Landlord, may change the address for the purpose of this Section by giving written notice of the change to the other party in the manner provided in this Section.

SECTION 32.  Heirs and Successors.

     This Lease shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of Landlord and Tenant.

SECTION 33.  Partial Invalidity.

     Should any provision of this Lease be held by a court of competent jurisdiction to be either invalid or unenforceable, the remaining provisions of this Lease shall remain in effect, unimpaired by the holding.

SECTION 34.  Entire Agreement.

     This instrument constitutes the sole agreement between Landlord and Tenant respecting the Premises, the leasing of the Premises to Tenant, and the specified lease term, and correctly sets forth the obligations of Landlord and Tenant. Any agreement or representations respecting the Premises or their leasing by Landlord to Tenant not expressly set forth in this instrument are void.

SECTION 35.  Time of Essence.

     Time is of the essence in this Lease.

SECTION 36.  Rent.

     All monetary obligations of Tenant to Landlord under the Lease, including but not limited to the Monthly Rent and any amounts deemed additional rent hereunder shall be deemed rent.

SECTION 37.  Amendments.

     This Lease may be modified only in writing and only if signed by the parties at the time of the modification.

SECTION 38.  Subordination, Nondisturbance and Attornment.

     (a) This Lease and the rights of Tenant hereunder are subject and subordinate to any ground or underlying lease and the lien of the holder of or beneficiary under a mortgage or deed of trust which now or in the future encumbers the Premises and to any and all advances made thereunder, and interest thereon, and all modifications, renewals, supplements, consolidations and replacements thereof.

     (b) Tenant agrees that any ground or underlying lessor or lender may at its option, unilaterally elect to subordinate in whole or in part, such ground or underlying lease or the lien of such mortgage or deed or trust to this Lease, provided that such subordination shall be conditioned upon such ground or underlying lessor or lender agreeing to enter into a nondisturbance and attornment agreement with Tenant which shall provide that (i) so long as Tenant is not in default in the payment of rent or in the performance of any of the terms, covenants and conditions of this Lease, the lessor under any ground or underlying lease, the beneficiary under a mortgage or deed of trust which now encumbers the Premises and any purchaser at a trustee's sale or foreclosure sale shall not interfere with Tenant's possession of the Premises during the term of this Lease, and (ii) if Landlord's interest in the Premises is transferred to the lessor under any ground or underlying lease as a result of the expiration or termination of such lease or if Landlord's interest in the Premises is transferred to the beneficiary under a mortgage or deed of trust which now encumbers the Premises or any other purchaser at a trustee's sale or foreclosure sale of the Premises, Tenant shall agree to be bound to such transferee under all of the terms, covenants and conditions of the Lease for the balance of the term hereof (including any extensions or renewals). Except for such nondisturbance agreement, such subordination or priority of this Lease, as the case may be, shall be effective without the necessity of executing any further instrument or agreement to effect such subordination or priority; provided, however, that Tenant agrees to execute, acknowledge and deliver to Landlord upon demand any and all instruments required by Landlord or any such ground or underlying lessor or lender evidencing the subordination or priority of this Lease, as the case may be. Tenant hereby irrevocably appoints Landlord as its agent and attorney-in-fact (which appointment is coupled with an interest) to execute, acknowledge and deliver any such instruments in the name of and on behalf of Tenant if Tenant fails to so execute, acknowledge and deliver such instruments within 10 days after written request therefor.

     (c) Within thirty (30) days of the execution by both parties of this Lease, Landlord shall cause the lessor under any ground or underlying lease and the holder of or beneficiary under a mortgage or deed of trust which now encumbers the Premises to enter into a nondisturbance and attornment agreement with Tenant which shall provide that (i) so long as Tenant is not in default in the payment of rent or in the performance of any of the terms, covenants and conditions of this Lease, the lessor under any ground or underlying lease, the beneficiary under a mortgage or deed of trust which now encumbers the Premises and any purchaser at a trustee's sale or foreclosure sale shall not interfere with Tenant's possession of the Premises during the term of this Lease, and (ii) if Landlord's interest in the Premises is transferred to the lessor under any ground or underlying lease as a result of the expiration or termination of such lease or if Landlord's interest in the Premises is transferred to the beneficiary under a mortgage or deed of trust which now encumbers the Premises or any other purchaser at a trustee's sale or foreclosure sale of the Premises, Tenant shall agree to be bound to such transferee under all of the terms, covenants and conditions of the Lease for the balance of the term hereof (including any extensions or renewals).

SECTION 39.  Merger.

     The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation of the Lease, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to a Landlord of any of the subtenancies.

SECTION 40.  Must Take Premises; Right of First Refusal.

     (a) The Premises shall be increased from approximately 43,300 rentable square feet to 53,760 rentable square feet as reflected in Exhibit F attached hereto and incorporated herein as of August 1, 1998 (such additional Premises are referred to herein as the "Must Take Premises"). Tenant agrees to take the Must Take Premises on a then "as-is" basis, provided that at Tenant's option, Landlord shall cause to be removed from the Must Take Premises such tenant improvements as may have been installed in the Must Take Premises subsequent to the date of this Lease and prior to August 1, 1998. From and after August 1, 1998, the term as "Premises" as used in this Lease shall refer to the Premises as increased by the Must Take Premises. On or before August 1, 1998, Tenant shall increase the amount of the Security Deposit from $24,248.00 to $31,993.92.

     (b) Tenant acknowledges that Landlord shall attempt to lease the Must Take Premises for the period commencing with the execution of this Lease and ending on July 31, 1998. Landlord agrees that in the event Landlord receives an offer to lease the Must Take Premises for all or a portion of such period which offer is acceptable to Landlord, Landlord shall promptly give notice of receipt of such offer to Tenant (the "Notice of Intent to Lease") and Tenant shall have five (5) business days following the giving of such Notice of Intent to Lease to notify Landlord in writing that Tenant agrees to lease the Must Take Premises on the same per rentable square foot rental rate reflected in the Monthly Rent amounts set forth in Section 5 hereof and otherwise on the terms and conditions contained herein (the "Tenant's Notice"). In the event that Tenant so elects to lease the Must Take Premises, Landlord and Tenant shall within five (5) business days following the deliver of the Tenant's Notice to Landlord enter into an amendment to this Lease reflecting the lease of the Must Take Premises by Tenant on the terms set forth in this Section 40. In the event that Tenant fails to respond to the Notice of Intent to Lease as and when described in this Section 40(b) or having delivered the Tenant's Notice to Landlord subsequently fails to enter into an amendment to this Lease as and when required in this Section 40(b), Tenant's right to lease the Must Take Premises as provided in this
Section 40(b) shall be deemed waived and Landlord shall be free to enter into a lease with any other party on such terms and conditions as Landlord deems appropriate in its sole and absolute discretion and without any further obligation to offer to lease the Must Take Premises to Tenant prior to September 1, 1998.

SECTION 41.  Options To Extend Term.

     Tenant shall have the option (collectively the "Extension Options") to extend the Term for two additional periods of five (5) years each (each an "Option Period") by giving Landlord prior written notice of Tenant's election to exercise this option not more than eighteen (18) months before the expiration of the Term as the same may have been extended and not less than fifteen (15) months before the expiration of the Term as the same may have been extended; provided that if there exists an uncured default on Tenant's part either at the time of the exercise of any Extension Option or at the time that any Option Period would commence, Landlord may cancel Tenant's exercise of such Extension Option, in which case the Extension Option shall be of no further force or effect and all subsequent Extension Options shall be deemed canceled. Each Extension Option shall be on all the same terms of this Lease provided that the Monthly Rent for each such Option Period shall be determined in accordance with
Section 42 of this Lease.

SECTION 42.  Determination of Monthly Rent for Extension Option.

     For purposes of Section 41(a), Monthly Rent shall be determined as follows:

     (a) Parties shall have thirty (30) days from the receipt by Landlord of Tenant's notice electing to exercise an Extension Option, to agree on the Monthly Rent for the Option Period. If the parties agree on the Monthly Rent for the Option Period, by such date, they shall immediately execute an amendment to this Lease stating the Monthly Rent for the Option Period and memorializing the extension of the Term in accordance with Section 41 hereof.

     (b) If the parties are unable to agree upon the Monthly Rent for the Option Period in accordance with Section 42(a), then within fourteen (14) days after the parties fail to agree on the Monthly Rent for the Option Period, each party at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years full time MAI appraisal experience in Sonoma County, to determine the Monthly Rent for the Option Period, and shall deliver to said appraiser as well as the other party, such party's proposal for the Monthly Rent for the Option Period. If a party does not appoint an appraiser within said fourteen (14) day period and the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall determine the Monthly Rent for the Option Period. If an appraiser is appointed by each of the parties as provided in this section, they shall meet promptly and attempt to set the Monthly Rent for the Option Period, by agreeing on which party's proposal most closely reflects the Fair Market Rental Value of the Premises for the Option Period. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, the two appraisers shall within ten (10) days following the end of such thirty-day period chose a third appraiser or if the two appraisers cannot agree upon a third appraiser within such ten-day period, either of the parties to this Lease, by giving ten (10) days notice to the other party, can apply to the then Presiding Judge of the Sonoma County Superior Court for the appointment of a third appraiser who meets the qualifications stated in this section. Each of the parties shall bear one-half of the cost of appointing the third appraiser together with one-half of such appraiser's fee. The third appraiser, however, shall be a person who has not previously acted in any capacity for either party during the prior three years. Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall determine which party's proposal more closely reflects the Fair Market Rental Value of the Premises for the Option Period. As used herein, "Fair Market Rental Value" shall mean the then prevailing annual rental rate per square foot of rentable area for office space in comparable buildings in Sonoma County which has been built out for occupancy, comparable in area and location to the space for which such rental rate is being determined (to the extent that quoted rental rates vary with regard to location), being leased for a duration comparable to the term for which such space is being leased and taking into consideration rental concessions and abatements, tenant improvement allowances, if any, being offered by Landlord, the "as is" condition of the space, operating expenses and taxes, other adjustments to basic rent and other comparable factors.

     (c) After the appraisers determine which party's proposal more closely reflects the Fair Market Rental Value of the Premises for the Option Period, the appraisers shall immediately notify the parties and the parties of their findings and the parties shall immediately execute an amendment to this Lease stating the Monthly Rent for the Option Period and memorializing the extension of the Term in accordance with Section 41 hereof.

SECTION 43.  Tenant Improvements.

     Landlord and Tenant acknowledge that Tenant desires to effect a program of Alterations for the renovation of the premises, all Alterations effected as part of the renovation program being hereinafter referred to as the "Tenant Improvements." The renovation program shall be accomplished in accordance with the provisions of Section 11 of this Lease, subject to the following modifications:

     (a) The Tenant Improvements may be commenced any time after the Delivery Date and in advance of the Commencement Date and shall be completed within a reasonable period of time following commencement of such Alterations, provided however that no delay in completion of the Tenant Improvements shall change or extend the Commencement Date or change or extend the Termination Date.

     (b) Tenant shall bear the cost of the Alterations and the cost of architectural and engineering consultants in connection therewith, except that Landlord shall contribute an amount not to exceed Fifteen Thousand Dollars ($15,000.00) (the "HVAC Allowance") for changes to or code upgrades regarding the HVAC system in the Premises (the "HVAC Work"). Landlord agrees to reimburse Tenant up to the HVAC Allowance upon the submission of paid invoices evidencing the completion of the HVAC Work together with unconditional lien releases covering work covered by such invoices. Tenant agrees and acknowledges that the cost of the HVAC Work may significantly exceed the amount of the HVAC Allowance. Except for the HVAC Allowance, Landlord shall have no liability or responsibility for repairs to, changes to or code upgrades required in connection with the HVAC system in the Premises.

     (c) Tenant shall not commence construction of any Tenant Improvements until:

          (i) all required governmental approvals and permits have been obtained,

          (ii) all requirements regarding insurance imposed by this Lease have been satisfied,

          (iii) Tenant has given Landlord at least ten (10) days' prior written notice of Tenant's intention to commence construction, and

          (iv) Tenant has provided to Landlord, at Tenant's sole cost and expense, a performance and payment bond in an amount equal to one and one-half (1 1/2) the estimated cost of the Tenant Improvements, to insure Landlord against any liability for mechanics' and materialmen's liens and to ensure completion of the Tenant Improvements.

     (d) Tenant agrees that as part of the Tenant Improvements, it shall cause to be constructed a demising wall between the Premises and the Must Take Premises. Tenant agrees that within ten (10) days following the execution of this Lease, it shall cause its architect to complete an application for a building permit and submit to Landlord for its approval working drawings for such demising wall. Following the receipt of Landlord's approval and the issuance of a building permit with regard to such demising wall, Tenant will promptly commence and diligently pursue to completion such demising wall in accordance with the drawings approved by Landlord, provided however that Tenant shall complete such wall on or before the later of (i) the commencement date of this Lease or (ii) thirty (30) days following the issuance of the building permit therefor.

SECTION 44.  Right of First Offer.

     (a) At any time during the Term or any extension or renewal thereof, Tenant shall have the right of first offer to acquire the Premises on the terms and conditions set forth in this Section (the "Right of First Offer"). If at any time during the Term or any extension or renewal thereof, Landlord elects to sell its interest in the Premises, Landlord shall notify Tenant in writing by certified mail, return receipt requested, of its intent to sell its interest in the Property (the "Sale Notice"). Tenant shall have ninety (90) days from said notification to notify Landlord in writing of Tenant's intent to negotiate a purchase of the Property (the "Exercise Notice"). Tenant and Landlord shall then have forty-five (45) days from Landlord's receipt of the Exercise Notice to agree on the terms and conditions of a purchase and sale agreement covering the Property (the "Purchase Agreement"), provided however that the purchase price of the Property shall be the Fair Market Value of the Property (as computed in accordance with Section 44(b) hereof) less the Unamortized TI Costs (as hereinafter defined). As used in this Section, the "Unamortized TI Costs" shall mean the TI Costs (as hereinafter defined) less the amount of amortization of such TI Costs computed on a straight-line amortization method over the initial Term of this Lease. As used herein, the "TI Costs" shall mean the sum of (i) the cost of the Tenant Improvements other than replacements of, or upgrades made to, the HVAC system, plus (ii) the cost of any capital replacements of, or upgrades made with regard to, the HVAC system to the extent that such cost has not been reimbursed to Tenant pursuant to the HVAC Allowance. For example, if the TI Costs equal $200,000, and Tenant elects to purchase the Property at the beginning of the third year of the Term, then $160,000 would be deducted from the fair market value of the Property to arrive at the purchase price of the Property ($200,000/10 =$20,000 per year x 2 years = $40,000 to be deducted from the TI Costs of $200,000 or $160,000 to be deducted from the purchase price of the Property). If Tenant fails to give the Exercise Notice, it will be deemed that Tenant has waived its right of first offer. If Landlord and Tenant do not enter into the Purchase Agreement covering the Property within such forty-five
(45) day period, Tenant's right of first offer to purchase the Premises shall terminate and Landlord shall have the right to sell the Property to a third party on any terms and conditions it deems acceptable in its sole discretion. The Right of First Offer shall be personal to the named tenant herein and any Transfer of such tenant's interest in the Lease, whether or not consented to by Landlord, shall cause the Right of First Offer to terminate and be of no further effect, except that Tenant shall have the right to Transfer this Right of First Offer to a transferee in connection with a Permitted Transfer. In the event that Tenant does not exercise the Right of First Offer or fails to do so in a timely manner, such Right of First Offer shall terminate and Landlord shall be free to sell the Property to any third party on any terms or conditions which it deems appropriate in its sole and absolute discretion without further offer or tender to Tenant.

     (b) For purposes of Section 44(a) the "Fair Market Value" of the Property shall be determined as provided in this Section 44(b). Landlord and Tenant shall have forty-five (45) days following the delivery by Tenant of the Exercise Notice to Landlord to agree upon the Fair Market Value of the Property. In the event that Landlord and Tenant cannot agree upon the Fair Market Value of the Property within such forty-five (45) day period, each party at its cost and by giving notice to the other party, shall within ten (10) business days to appoint a real estate appraiser with at least five (5) years full time MAI appraisal experience in Sonoma County, to determine the Fair Market Value of the Property. If a party does not appoint an appraiser within said ten (10) business day period and the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall determine the Fair Market Value of the Property. If an appraiser is appointed by each of the parties as provided in this section, they shall submit their respective determinations of Fair Market Value of the Property to both parties within forty-five (45) days following the selection of the last of the appraisers. If the lower of the two appraisals is ten percent (10%) or less of the higher appraisal then the average between the two determinations shall be the Fair Market Value of the Property, however, if such lower appraisal is more than ten percent (10%) below the higher appraisal, then the two appraisers shall within twenty (20) days of the date that the later appraiser submitted its appraisal, designate a third appraiser who meets the qualifications stated in this section. If the two appraisers cannot agree within such twenty-day period on a third party, then either party can apply to the then Presiding Judge of the Sonoma County Superior Court for the appointment of a third appraiser who meets the qualifications stated in this section. The sole responsibility of the third appraiser will be to determine which of the determinations made by the first two appraisers most accurately reflects the Fair Market Value of the Property. The third appraiser shall have no right to propose a middle ground or any modification of either of the determinations made by the first two appraisers. The third appraisers choice shall be submitted to the parties within thirty (30) days after his or her selection. Such choice shall bind both of the parties and shall establish the Fair Market Value of the Property. Each of the parties shall bear one-half of the cost of appointing the third appraiser together with one-half of such appraiser's fee. The third appraiser, however, shall be a person who has not previously acted in any capacity for either party during the prior three years. Within fifteen (15) days following the determination of the Fair Market Value of the Property, the parties shall enter into a binding purchase and sale agreement with regard thereto and shall complete such transaction within sixty (60) days following such determination.

     (c) In the event that Tenant fails to enter into a binding purchase and sale agreement with regard to the Property following a determination of the Fair Market Value in accordance with this Section or if Tenant enters into such binding purchase and sale agreement with regard to the Property following a determination of the Fair Market Value in accordance with this Section and fails to complete such transaction within sixty (60) days following such determination, such Right of First Offer shall terminate and Landlord shall be free to sell the Property to any third party on any terms or conditions which it deems appropriate in its sole and absolute discretion without further offer or tender to Tenant.

     (d) Concurrent with the execution of this Lease, Tenant has entered into right of first offer agreement with the owner of the Adjacent Lot to acquire the Adjacent Lot on substantially the same terms and conditions as set forth in this
Section 44 (the "Adjacent Lot Right of First Offer"). Tenant's right to exercise and consummate the Right of First Offer shall be conditioned upon the simultaneous exercise and consummation of the Adjacent Lot Right of First Offer.

     (e) The Right of First Offer shall not apply to a transfer by Landlord to any partner or related entity of Landlord, provided such partner or related entity agrees to be bound by the terms of the Lease, including but not limited to the terms of this Section 44.

SECTION 45.  Hazardous Substances.

     (a) Tenant shall not use, handle, store, transport, generate, release, or dispose of any Hazardous Substances on, under, or about the Premises, except that Tenant may use small quantities of common chemicals customarily used in an office such as adhesives, lubricants, and cleaning fluids in order to conduct business at the Premises. At any time during the term of this Lease, Tenant shall, within ten (10) days after written request from Landlord, disclose in writing all Hazardous Substances that are being used by Tenant on the Premises, the nature of the use, and the manner of storage and disposal. Tenant agrees to indemnify, defend and hold Landlord harmless from any liabilities, losses, claims, damages, penalties, fines, attorney fees, expert fees, court costs, remediation costs, investigation costs, or other expenses resulting from or arising out of the use, storage, treatment, transportation, release, or disposal of Hazardous Substances on or about the Premises by Tenant.

     (b) As used herein the following terms have the following meanings:

          (i) "Environmental Laws" means all federal, state, local, or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or requirements of any government authority regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Substance (as later defined), or pertaining to occupational health or industrial hygiene (and only to the extent that the occupational health or industrial hygiene laws, ordinances, or regulations relate to Hazardous Substances on, under, or about the Premises), occupational or environmental conditions on, under, or about the Premises, as now or may at any later time be in effect, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA) [42 USCS ss.ss. 9601 et seq.]; the Resource Conservation and Recovery Act of 1976 (RCRA) [42 USCS ss.ss. 6901 et seq.]; the Clean Water Act, also known as the Federal Water Pollution Control Act (FWPCA) [33 USCS ss.ss. 1251 et seq.]; the Toxic Substances Control Act (TSCA) [15 USCS ss.ss. 2601 et seq.]; the Hazardous Materials Transportation Act (HMTA) [49 USCS ss.ss. 1801 et seq.]; the Insecticide, Fungicide, Rodenticide Act [7 USCS ss.ss. 136 et seq.]; the Superfund Amendments and Reauthorization Act [42 USCS ss.ss. 6901 et seq.]; the Clean Air Act [42 USCS ss.ss. 7401 et seq.]; the Safe Drinking Water Act [42 USCS ss.ss. 300f et seq.]; the Solid Waste Disposal Act [42 USCS ss.ss. 6901 et seq.]; the Surface Mining Control and Reclamation Act [30 USCS ss.ss. 1201 et seq.]; the Emergency Planning and Community Right to Know Act [42 USCS ss.ss. 11001 et seq.]; the Occupational Safety and Health Act [29 USCS ss.ss. 655 and 657]; the California Underground Storage of Hazardous Substances Act [H & S C ss.ss. 25280 et seq.]; the California Hazardous Substances Account Act [H & S C ss.ss. 25300 et seq.]; the California Hazardous Waste Control Act [H & S C ss.ss. 25100 et seq.]; the California Safe Drinking Water and Toxic Enforcement Act [H & S C ss.ss. 24249.5 et seq.]; the Porter-Cologne Water Quality Act [Water Code ss.ss. 13000 et seq.] together with any amendments of or regulations promulgated under the statutes cited above and any other federal, state, or local law, statute, ordinance, or regulation now in effect or later enacted that pertains to occupational health or industrial hygiene, and only to the extent that the occupational health or industrial hygiene laws, ordinances, or regulations relate to Hazardous Substances on, under, or about the Premises, or the regulation or protection of the environment, including ambient air, soil, soil vapor, groundwater, surface water, or land use.

          (ii) "Hazardous Substances" includes without limitation:

               (A) Those substances included within the definitions of hazardous substance, hazardous waste, hazardous material, toxic substance, solid waste, or pollutant or contaminant in CERCLA, RCRA, TSCA, HMTA, or under any other Environmental Law;

               (B) Those substances listed in the United States Department of Transportation (DOT) Table [49 CFR 172.101], or by the Environmental Protection Agency (EPA), or any successor agency, as hazardous substances [40 CFR Part 302];

               (C) Other substances, materials, and wastes that are or become regulated or classified as hazardous or toxic under federal, state, or local laws or regulations; and

               (D) Any material, waste, or substance that is (1) a petroleum or refined petroleum product, (2) asbestos, (3) polychlorinated biphenyl,
          (iv) designated as a hazardous substance pursuant to 33 USCS ss. 1321 or listed pursuant to 33 USCS ss. 1317, (5) a flammable explosive, or
          (6) a radioactive material.

SECTION 46.  Existing Rights.

     Landlord represents and warrants to Tenant that as of the date of this Lease the Premises is not subject to any options, rights of first refusal or other similar rights which could affect Tenant's right to occupy the Premises.

SECTION 47.  Publicity.

     Landlord on behalf of itself and its agents and representatives expressly agrees that it is not authorized to announce this Lease or the terms and conditions contained therein to any third party without the prior written consent of Tenant.

SECTION 48.  Easements.

     Landlord reserves the right to grant easements, rights, and dedications that Landlord deems necessary or desirable, and to record parcel maps and restrictions, so long as these easements, rights, dedications, maps, and restrictions do not unreasonably interfere with Tenant's use or occupancy of the Premises. Tenant agrees to sign any of these documents immediately upon request of Landlord.

SECTION 49.  Covenants and Conditions.

     Each term of this Lease performable by Tenant shall be deemed both a covenant and a condition.

SECTION 50.  Recording.

     Tenant may execute, acknowledge, and record a memorandum of this Lease in form and substance reasonably satisfactory to Landlord.

SECTION 51.  Transfer by Landlord.

     If Landlord transfers the Premises, Landlord shall be relieved of all liability for the performance of Landlord's obligations after the date of the transfer. However, any prepaid rent or security deposit held by Landlord at the time of the transfer shall be delivered to the transferee.

SECTION 52.  Security Measures.

     Tenant acknowledges that Landlord shall have no obligation to provide any guard service or other security measures to the Premises, and Tenant assumes all responsibility for the protection of Tenant, Tenant's agents, invitees, and customers, and the property of Tenant and of Tenant's agents, invitees, and customers from acts of third parties.

SECTION 53.  Parking.

     (a) During the period commencing with the execution of this Lease and ending on July 31, 1998, Tenant shall have the right to use the entire parking lot located on the Property with the exclusion of thirty-one (31) parking spaces in a location to be mutually agreed upon by Tenant and Landlord, which thirty-one (31) parking spaces shall be reserved for the use of the Must Take Premises until such time as Tenant leases the Must Take Premises.

     (b) On or before August 1, 1998, Landlord shall have shall have entered into a ground lease or otherwise acquired the right to use an adjacent parcel (APN# 137-110-48) (the "Adjacent Lot") and caused the construction thereon of a parking lot so as to provide to Tenant an additional fifty-eight (58) parking spaces. Upon taking possession of the Must Take Premises, Tenant shall be entitled to use the entire parking lot on the Property together with the parking lot to be constructed on the Adjacent Lot. The failure of Landlord to enter into the ground lease or otherwise acquire the right to use the Adjacent Lot or the failure to construct a parking lot so as to provide to Tenant an additional fifty-eight (58) parking spaces, shall constitute a material default by Landlord hereunder and shall entitle Tenant to terminate this Lease upon notice to Landlord given on or before August 31, 1998. In the event that Tenant fails to so notify Landlord of its election to terminate this Lease on or before August 31, 1998, Tenant shall be deemed to have waived such default on the part of Landlord and this Lease shall continue in full force and effect. In the event Tenant elects to terminate this Lease as provided in this Section 53(b), such termination shall be effective 180 days following the date of the termination notice given by Tenant to Landlord.

SECTION 54.  Brokers.

     Tenant represents and warrants to Landlord that no real estate broker, agent or finder negotiated or was instrumental in negotiating or representing Tenant in the negotiation of this Lease or the consummation hereof except for Sabella & Lipman, Inc. ("Tenant's Broker"). Landlord shall be responsible for the payment of the commission or fee, if any, owed to Tenant's Broker pursuant to a separate fee agreement between Meridian Commercial, Inc. and Tenant's Broker. Tenant shall pay the commission or fee of any other broker, agent or finder acting for Tenant or claiming any commissions or fees on the basis of contacts or dealings with Tenant other than Tenant's Broker and Tenant shall indemnify and hold Landlord harmless from and against any claims made by any such broker, agent or finder of Tenant and any and all costs and damages suffered by Landlord as a consequence thereof, including without limitation attorneys' fees.

SECTION 55.  Termination of the Prior Lease.

     Upon the execution of this Lease, the Prior Lease shall terminate. The security deposit held by Landlord under the Prior Lease in the amount of $15,400.00 shall be applied by it to the obligations of Tenant in accordance with Section 29 of this Lease. The amount of $15,400.00 being held by Landlord as the pre-payment of the last month's rent under the Prior Lease shall be applied by it to the obligations of Tenant in accordance with Section 5(c) of this Lease. Notwithstanding such termination, Tenant's obligations under 14B shall continue. The termination of the Prior Lease as provided in this Section 55 shall be conditioned on Tenant not filing for bankruptcy protection with ninety (90) days after the execution of this Lease.

SECTION 56.  Offer.

     Preparation of this Lease by Landlord or Landlord's agent and submission to Tenant shall not be deemed an offer to lease. This Lease shall become binding on Landlord and Tenant only when fully executed by Landlord and Tenant.

SECTION 57.  Governing Law.

     This Lease shall be governed by and construed in accordance with California law.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

                                    LANDLORD:

                                    NORTH MCDOWELL INVESTMENTS NO. 1,
                                    a California Limited Partnership


                                    By: ________________________
                                    Name: ______________________
                                    Its: _______________________


                                    TENANT:

                                    REGAN HOLDING CORPORATION,
                                    a California corporation


                                    By: ________________________
                                    Name: ______________________
                                    Its: _______________________